Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

POLYPORE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

11430 N. Community House Road, Suite 350
Charlotte, North Carolina 28277-1591

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 AM, Eastern Daylight Time, on May 13, 2014.
PLACE	Ballantyne Business Center, 13850 Ballantyne Corporate Place, Hixon Building, Suite 500, Charlotte, North Carolina 28277-2830
ITEMS OF BUSINESS	• To elect Michael Graff and Christopher J. Kearney to Class I of the Board of Directors, each for a term of three years.
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.
• To approve the amendment and restatement of our 2007 Stock Incentive Plan.
• To approve, by non-binding vote, named executive officer compensation.
• To transact such other business as may properly come before the 2014 Annual Meeting of Stockholders and any adjournment or postponement of the meeting.
RECORD DATE	You can vote if you were a stockholder of record at the close of business on March 17, 2014.
PROXY VOTING
It is important that your shares be represented and voted at the 2014 Annual Meeting of Stockholders. You can vote your shares by completing and returning your proxy card or, if you are a beneficial owner, in another manner allowed by your broker. See details in the "Questions and Answers About the 2014 Annual Meeting of Stockholders" section under "How do I vote?"

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2014

This Proxy Statement, the accompanying proxy card and Polypore International, Inc.'s
Annual Report on Form 10-K for the 2013 fiscal year are available at:

http://investor.polypore.net/annual-proxy.cfm

April 7, 2014
Lynn Amos Secretary

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Polypore International, Inc., a Delaware corporation ("Polypore" or the "Company"), of proxies to be voted at our 2014 Annual Meeting of Stockholders and at any adjournment or postponement (the "2014 Annual Meeting").

        You are invited to attend the 2014 Annual Meeting on May 13, 2014, beginning at 9:00 AM, Eastern Daylight Time. The 2014 Annual Meeting will be held at the Ballantyne Business Center, 13850 Ballantyne Corporate Place, Hixon Building, Suite 500, Charlotte, North Carolina 28277-2830. See the inside back cover of this Proxy Statement for directions.

        Stockholders will be admitted to the 2014 Annual Meeting beginning at 8:30 AM, Eastern Daylight Time.

        These proxy materials, including this Proxy Statement and the proxy card, are first being mailed to stockholders starting on April 7, 2014.

What do I need to bring with me to the 2014 Annual Meeting?

        You will need to present personal photo identification in order to be admitted to the 2014 Annual Meeting.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2014 Annual Meeting, you must also present proof of your ownership of Polypore common stock as of March 17, 2014, which is the record date, such as a bank or brokerage account statement, to be admitted to the 2014 Annual Meeting.

Who is entitled to vote at the 2014 Annual Meeting?

        Holders of Polypore common stock at the close of business on March 17, 2014 are entitled to receive these proxy materials and to vote their shares at the 2014 Annual Meeting. As of that date, there were 45,078,316 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the stockholders at the 2014 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Polypore's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a "stockholder of record." If you are a stockholder of record, these proxy materials have been sent directly to you by Polypore.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet, if available.

How do I vote?

        You may vote using any of the following methods:

        By Mail.    Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors of the Company (the "Board").

        By Telephone or on the Internet.    Telephone and Internet voting may be available for beneficial owners depending on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

        In Person at the 2014 Annual Meeting.    All stockholders as of the record date may vote in person at the 2014 Annual Meeting. You may also be represented by another person at the 2014 Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the 2014 Annual Meeting.

        Your vote is important.    You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before your shares are voted at the 2014 Annual Meeting by:

  •
  Written notice to the Secretary of the Company received prior to the date of the 2014 Annual Meeting;

  •
  Timely delivery of a valid, later-dated proxy; or

  •
  Voting by ballot at the 2014 Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the 2014 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

        All shares that have been properly voted and not revoked will count as voted at the 2014 Annual Meeting.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our proxy materials, unless one or more of these stockholders notify us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Continental Stock Transfer & Trust Company (in writing: 17 Battery Place, New York, New York 10004; by telephone: 212-509-4000).

        If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent as indicated above.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of stockholders entitled to vote at the 2014 Annual Meeting?

        The names of stockholders of record entitled to vote at the 2014 Annual Meeting will be available for inspection at the 2014 Annual Meeting and for ten days prior to the 2014 Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 AM and 4:00 PM, Eastern Daylight Time, at our principal executive offices at 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591, by contacting the Secretary of the Company.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2014 Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "uninstructed shares" that are voted by the holder of record are counted as present and entitled to vote for purposes of determining a quorum. An "uninstructed share" occurs when a bank, broker or other holder of record holding shares for a beneficial owner may exercise discretionary voting authority on routine proposals because that holder has not received voting instructions from the beneficial owner.

        If you are a beneficial owner, your bank, broker or other holder of record has discretionary authority to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, the record holder may not vote on the election of directors to Class I of the Board, the approval of the Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan, the non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement or any stockholder proposals properly brought before the meeting absent instructions from you. As of the date of this Proxy Statement, the Company was not aware of any stockholder proposals for the 2014 Annual Meeting.

        Election of Class I of the Board.    A plurality of the votes cast is required for the election of directors to Class I of the Board. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote "for" or "withheld" with respect to the election of directors. Only votes "for" or "withheld" are counted in determining whether a plurality has been cast in favor of a director nominee. Abstentions and "broker non-votes" are not counted for purposes of the election of directors. A "broker non-vote" occurs if the holder of record chooses not to vote the uninstructed shares on a routine matter or is not permitted to vote the uninstructed shares on a non-routine matter.

        Ratification of Ernst & Young LLP.    The affirmative vote of a majority of the shares of Polypore common stock present in person or represented by proxy and entitled to be voted on the proposal at the 2014 Annual Meeting is required to approve the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014.

        In the event that our stockholders fail to ratify the selection of our independent registered public accounting firm, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. However, if the Board determines it to be in the best interests of the Company to retain Ernst & Young LLP as our independent registered public accounting firm, it may do so in its sole discretion, despite the stockholders' failure to ratify the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm.

        Approval of the Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan.    The affirmative vote of a majority of the shares of Polypore common stock present in person or represented by proxy and entitled to be voted on the proposal at the 2014 Annual Meeting is required to approve the Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan. You may vote "for" or "against" the proposal, or you may abstain from voting on the proposal.

        Advisory Vote to Approve Named Executive Officer Compensation.    The affirmative vote of a majority of the shares of Polypore common stock present in person or represented by proxy and entitled to be voted on the proposal at the 2014 Annual Meeting is required to adopt the non-binding, advisory resolution approving the compensation of named executive officers. You may vote "for" or "against" the proposal, or you may abstain from voting on the proposal.

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board, it will not create or imply any additional fiduciary duty on the part of the Board and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee expects to take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Could other matters be decided at the 2014 Annual Meeting?

        As of the date of this Proxy Statement, we did not know of any matters to be raised at the 2014 Annual Meeting other than those referred to in this Proxy Statement.

        If you are a stockholder of record and you have returned your signed and completed proxy card, the Company will have the discretion to vote for you on other matters that are properly presented at the 2014 Annual Meeting for consideration.

Can I access these proxy materials on the Internet?

        These proxy materials are available at http://investor.polypore.net/annual-proxy.cfm in PDF and HTML format and will remain posted until the conclusion of the 2015 Annual Meeting.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Continental Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Corporate Governance Principles and General Information

Role and Composition of the Board of Directors and its Committees

        General.    The Board, which is elected by the stockholders, oversees the management of the Company's business and sets high standards for the Company's directors, officers and employees. The Board selects and monitors the performance of the senior management team, which is charged with the daily operations of the Company's business.

        Board Size.    The Amended and Restated Bylaws of the Company (the "Bylaws") specify that the Board will consist of the number of seats as may be fixed from time to time by resolution of the Board, but that in no event will the number of seats be less than three nor more than fifteen. The Board has fixed the number of directors at eight. It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body. The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate structure and needs of the Board.

        Structure.    The combined position of Chairman of the Board and Chief Executive Officer of the Company is currently held by Robert B. Toth. Michael Graff currently holds the position of Lead Independent Director.

        In July 2011, the Board appointed Mr. Toth as Chairman of the Board (combining the positions of Chairman of the Board and Chief Executive Officer). The Board considered that the combined role would, among other things, facilitate greater communication between the Company's independent directors and its senior management, provide more immediate feedback from the independent directors to the Company's management and result in a greater role for the Board in shaping overall Company direction and strategy. At the time the roles of Chairman of the Board and Chief Executive Officer were combined, the Board named Mr. Graff, a member and managing director of Warburg Pincus LLC, a general partner of Warburg Pincus & Co. and the previous Chairman of the Board, as Lead Independent Director.

        The Board has not adopted a policy regarding the separation of the position of Chairman of the Board from that of Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate the positions of Chairman of the Board and Chief Executive Officer, but believes that the absence of a policy requiring either the separation or combination of the positions provides the Board with the flexibility to determine the leadership structure that is in the best interests of Polypore and its stockholders. Accordingly, the Board carefully considers the continued combination of those positions from time to time.

        In accordance with the Company's Corporate Governance Guidelines, the Company will maintain a Lead Independent Direct at all times when the roles of Chief Executive Officer and Chairman of the Board are combined. Mr. Graff, in his role as Lead Independent Director, fulfills the following functions, as appropriate:

  •
  Acts as the intermediary between Mr. Toth and the independent directors;

  •
  Suggests that the Chairman of the Board call full board meetings;

  •
  Calls meetings of the independent directors, as needed;

  •
  Sets the agenda for and leads executive sessions of the independent directors and communicates with the Chairman of the Board and Chief Executive Officer on issues arising in executive sessions;

  •
  Collaborates with the Chairman of the Board and Chief Executive Officer to set the agenda for meetings of the Board and information provided to the Board;

  •
  Facilitates discussion among the independent directors on key issues and concerns outside of meetings of the Board; and

  •
  Regularly communicates with the Chairman of the Board and Chief Executive Officer regarding the views, concerns and issues of the independent directors.

        Selection Criteria.    Candidates for the Board are selected for their integrity, diversity, experience, leadership, skill and ability to exercise sound judgment, among other things. Candidates are chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the stockholders. The Nominating and Corporate Governance Committee considers candidates for re-election and to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. In identifying and recommending director nominees, the Nominating and Corporate Governance Committee may take into account factors that they determine appropriate, including any recommendations made by senior management and stockholders of the Company. The Nominating and Corporate Governance Committee does not solicit recommendations of director candidates, but will consider stockholder recommendations of director candidates sent to the Nominating and Corporate Governance Committee c/o the Company. Final approval of a candidate is determined by the full Board. See "Criteria for Board Membership" below in the "Governance Information" section of this Proxy Statement for more information.

        Director Service on Other Public Boards.    The Company does not limit the number of public company boards on which its directors may serve. However, each director nominee must carefully evaluate his or her existing obligations before agreeing to serve on the Board or any of the Board committees or agreeing to serve on the board of another company in the future. The Nominating and Corporate Governance Committee reviews the number of public company boards on which a director may sit on a case-by-case basis. Each director is required to advise the Board and the Nominating and Corporate Governance Committee if he or she has accepted an invitation to serve on the board of another public company. Under the New York Stock Exchange ("NYSE") rules, if an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service does not impair the ability of such member to effectively serve on the Audit Committee of the Company. None of the Audit Committee members serves on the audit committees of more than three public companies.

        Director Compensation.    The Board, in conjunction with the Compensation Committee, annually reviews and determines the compensation of directors. See "Compensation of Non-Employee Directors" in the "2013 Compensation" section of this Proxy Statement for more information.

        Director Retirement.    The Company does not have a mandatory age by which a director is required to resign. The Nominating and Corporate Governance Committee recommends to the Board on a case-by-case basis whether a director should be nominated for re-election.

        Term Limits.    The Board does not impose term limits on directors' service, nor does it believe in automatic re-nomination. The Board self-evaluation process is an important determinant for continuing service.

        Committees.    It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a public company. Currently these committees are the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The members and chairs of our Board committees are recommended to the Board by the Nominating and Corporate Governance Committee and appointed to such committees by the full Board.

        Chief Executive Officer Performance Goals and Annual Evaluation.    The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his performance against such goals. The Compensation Committee meets annually with the Chief Executive Officer to receive his recommendations concerning such goals. Both the goals and the evaluation are then considered by the Compensation Committee. The Compensation Committee then meets with the Chief Executive Officer to evaluate his performance against such goals.

        Senior Management Performance Goals.    At the beginning of each year, the Chief Executive Officer, in consultation with the Compensation Committee and his direct reports, reviews and approves the performance goals and objectives for his direct reports.

        Communication with Stakeholders.    The Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, (i.e., stockholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners). It is the policy of the Company that management speaks for the Company. This policy does not preclude outside directors from meeting with stockholders or other stakeholder groups, but, in most circumstances, any such meetings would be held with management present. See "Communications with Directors" in the "Governance Information" section relating to direct communications with the Board or with certain members or committees of the Board.

        Risk Oversight.    Our Audit Committee is responsible for overseeing our risk management process. This includes oversight responsibility for financial reporting with respect to the Company's major financial exposures, in accordance with NYSE requirements, the effectiveness of Polypore's enterprise risk management process that monitors and manages key business risks facing the Company and the steps management has taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board not less than annually and more frequently as circumstances may warrant.

        The Audit Committee receives presentations throughout the year from senior management and various department and business unit leaders that include discussion of significant risks as necessary. The Audit Committee then addresses matters of particular importance or concern, including any significant areas of risk that require its attention, and reports to the Board as appropriate. In addition, through dedicated sessions focusing on corporate strategy, the Board reviews in detail not less than annually the Company's short- and long-term strategies, including consideration of any significant risks facing the Company and their potential impact.

        The Compensation Committee also considers any risks to the Company from its compensation policies and practices (see "The Compensation Committee" in the "Board and Committee Membership" section of this Proxy Statement below). The Compensation Committee determines whether there are any risks that should be raised with the Board and/or require disclosure in the Company's Proxy Statement.

        We believe that our approach to risk oversight, as described above, optimizes our ability to approach existing and emerging risks in a proactive manner and make informed strategic and operational decisions.

Board and Committee Processes and Functions

        Agenda.    The Chairman of the Board, in consultation with the Lead Independent Director, sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board.

Any member of the Board may request that an item be included on the agenda. The chair of each Board committee (and if the committee has no chair, one of its members), in consultation with committee members and the appropriate members of management and staff, develops committee agendas.

        Materials.    Materials related to agenda items are provided to Board and Board committee members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting.

        Meetings.    The frequency, length and agenda of meetings of the Board and each of its committees are determined by the Chairman of the Board, in consultation with the Lead Independent Director, or the chair of the applicable committee (or, if the committee has no chair, by a member of the committee), subject to the NYSE and SEC rules. At the invitation of the Board or its committees, as applicable, members of senior management attend Board and Board committee meetings or portions thereof to participate in discussions. Generally, presentations of matters to be considered by the Board or its committees are made by the manager responsible for that area of the Company's operations.

        Director Access to Corporate and Independent Advisors.    Board members have access to all members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to Polypore and its stockholders.

        Executive Sessions.    Executive sessions and meetings of outside directors without management present are held regularly to review the report of our independent registered public accounting firm, the criteria upon which the evaluation of the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers and any other relevant matters. In his role as Lead Independent Director, Mr. Graff presides at all executive sessions of the non-management directors. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects. In 2013, the non-management directors met in executive session four times.

        Annual Self-Evaluation.    The Board, under the direction of the Nominating and Corporate Governance Committee, conducts an annual performance self-evaluation. In addition, each Board committee is responsible for conducting an annual performance self-evaluation and reviewing its findings with the Board.

        Annual Meeting Attendance.    The Company encourages all Board members to attend the Company's annual meeting of stockholders. The Company expects that Board members will attend the 2014 Annual Meeting of Stockholders if possible. All eight members of the Board attended the 2013 Annual Meeting of Stockholders in person or telephonically.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines consist of a set of principles under which Polypore is governed. Since the Board is charged with ultimate governance of the Company, the guidelines principally address the Board's governance role and functions. These topics include:

  •
  Director qualifications;

  •
  Director responsibilities;

  •
  Director access to management and authority to select outside advisors;

  •
  Director compensation; and

  •
  Director orientation and continuing education.

        The Board periodically reviews our Corporate Governance Guidelines and, from time to time, revises them in response to changing regulatory requirements, evolving best practices and input from our stockholders and other constituents. Our Corporate Governance Guidelines are published on our website at http://investor.polypore.net/governance.cfm.

Polypore Corporate Governance Website

        In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Polypore is available on our website, including information relating to:

  •
  The members of the Board;

  •
  Our Board committees, including their charters and current members;

  •
  Polypore's Code of Business Conduct and Ethics, as applicable to the Board, our officers, including our Chief Executive Officer and Chief Financial Officer, and all other employees of the Company and its subsidiaries;

  •
  How to communicate with members of the Board; and

  •
  Investor Frequently Asked Questions.

        We will provide copies of any of the foregoing information without charge upon written request to Polypore International, Inc., Investor Relations, 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591.

Governance Information

Director Independence

        A majority of the members of the Board and the entirety of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be "independent" in accordance with the listing standards of the NYSE. Although there is no such requirement for the Executive Committee, the majority of the members of the Executive Committee are independent. The Board, on an annual basis, reviews the independence of all Board members, affirmatively makes a determination as to the independence of each Board member and discloses those determinations. For a Board member to be independent (each, an "Independent Director"), the Board must affirmatively determine that, in its business judgment, the Board member has no material relationship with the Company, except as a Board member. In making that determination, the Board adheres to the independence requirements of the NYSE. One of the factors considered by both the Nominating and Corporate Governance Committee and the Board in their recommendation or approval of director nominees is their potential status as an Independent Director. Board members or director nominees who are determined to be independent either meet or exceed the independence test of the NYSE rules, including the requirement that Independent Directors cannot have any material relationship (as described in the NYSE rules) with the Company other than as a director.

        In addition to the independence standards set forth above, members of the Audit Committee and Compensation Committee are subject to heightened standards of independence. All members of the Audit Committee must be "independent" as such term is defined under Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Compensation Committee must meet the independence requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Exchange Act Rule 16b-3.

        The Nominating and Corporate Governance Committee reviewed the applicable standards for Board member and Board committee member independence and our Director Qualification Standards. On the basis of this review, the Nominating and Corporate Governance Committee made recommendations to the full Board and the Board made its Board member, director nominee and committee member independence determinations based upon the Nominating and Corporate Governance Committee's recommendations and the supporting information.

        As a result of this review, the Board affirmatively determined that all of the members of the Board are Independent Directors except for Robert B. Toth. Mr. Toth is not an Independent Director because of his employment as Chief Executive Officer of the Company. All of the members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are Independent Directors.

Criteria for Board Membership

        The Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in identifying and soliciting candidates with those qualifications.

        In addition, the Board has adopted a formal set of categorical Director Qualification Standards (which are set forth in Polypore's Corporate Governance Guidelines) that the Nominating and Corporate Governance Committee uses in its recruitment, review and recommendation to the Board of director nominees, and that the Board uses in its assessment and ultimate approval of director nominees recommended by the Nominating and Corporate Governance Committee. The Director Qualification Standards include the following:

  •
  Each director should bring to the Company a range of skill, experience, knowledge and judgment. It is not the duty of a director to represent a particular constituency, but to act in favor of the Company and its stockholders.

  •
  Directors should demonstrate competence in one or more of the following areas: accounting or finance, business or management experience or knowledge, industry knowledge or experience, crisis management or leadership and strategic planning. The Board as a whole should be competent in substantially all of these areas. Each member should be able to provide a useful perspective on significant risks and competitive challenges facing the Company.

  •
  Directors should be active. They should maintain an attitude of constructive skepticism and participate in corporate affairs by asking questions that require accurate, honest responses. They should thoroughly evaluate and respond to communications from management.

  •
  Directors must act with integrity and be committed to the Company, its business plans and long-term stockholder value.

        As part of the Nominating and Corporate Governance Committee's assessment of a prospective director nominee's skill, experience, knowledge and judgment, the Nominating and Corporate Governance Committee considers diversity of background and personal experience. In this context, diversity may encompass a number of different factors including a director nominee's educational and professional history, community or public service, expertise or knowledge base, race, ethnicity, gender, geographic residency and/or other tangible and intangible aspects in relation to the characteristics of current directors and other prospective director nominees. The Nominating and Corporate Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director nominees, and a nominee's background and personal experience, while important, does not necessarily outweigh other attributes or factors the Nominating and Corporate Governance Committee may consider. The Nominating and Corporate Governance Committee considers a director nominee's background and personal experience as a factor in its goal to create and maintain a Board that will meet the needs of the Company's various stakeholders.

        In addition, pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers whether or not the candidate can be considered by the Board as an Independent Director (see "Director Independence" above) and the number of other boards of public companies on which a candidate serves.

        See "Biographical Information of Our Directors and Executive Officers and Director and Director Nominee Qualifications" in the "ITEM 1—Election of Directors" section of this Proxy Statement for the particular experience, qualifications, attributes and skills that led the Board to conclude that each director and director nominee is qualified to serve as a Board member.

        The Nominating and Corporate Governance Committee considers candidates for the Board suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement under the heading "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Stockholder nominees for the Board whose nominations comply with these procedures and who meet the criteria outlined above, in the Nominating and Corporate Governance Committee's Charter and in our Corporate Governance Guidelines, will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Committee's nominees for the Board.

        The full text of our Director Qualification Standards can be found in Polypore's Corporate Governance Guidelines, which are published on our website at http://investor.polypore.net/governance.cfm.

Communications with Directors

        Stockholders and other interested parties may communicate with the Chairman of the Board, the Lead Independent Director and any other member of the Board, including non-management directors and the members of our Board committees, on Board-related issues by directing the communication to such members or committees c/o Company Secretary, Polypore International, Inc., 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591.

        Relevant communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

  •
  Business solicitations or advertisements;

  •
  Junk mail and mass mailings;

  •
  New product suggestions;

  •
  Product complaints;

  •
  Product inquiries;

  •
  Resumes and other forms of job inquiries;

  •
  Surveys; and

  •
  Material that is unduly hostile, threatening, illegal or similarly unsuitable.

        In each case, any communication that is filtered out must be made available to any outside director upon request.

Polypore Code of Business Conduct and Ethics

        Members of the Board and all of our employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by Polypore's Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Polypore's Code of Business Conduct and Ethics. In addition, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with the Sarbanes-Oxley Act of 2002.

        The full text of the Code of Business Conduct and Ethics is published on our website at http://investor.polypore.net/governance.cfm. We will disclose any future amendments to, or waivers from, these ethical policies and standards for senior officers and directors on our website within four business days following the date of such amendment or waiver.

 Board and Committee Membership

        Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other senior officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its committees.

        During 2013, the Board met six times and maintained four standing committees. Those committees consisted of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Executive Committee. Each of our incumbent directors attended at least 75% of the regularly scheduled and special meetings of the Board and meetings of the Board committees on which they served in 2013.

        The table below provides 2013 membership and meeting information for each of the Board committees.

Name	Title	Audit		Compensation		Nominating and Corporate Governance		Executive Committee
Chesser, Michael	Director	X
Cooney, Charles L.	Director	X
Dries, William(1)	Director	X				X	(2)	X
Flynn, Frederick C., Jr.(1)	Director	X	(2)	X
Graff, Michael	Lead Independent Director			X		X		X
Kearney, Christopher J.	Director			X
Roberts, David A.	Director			X	(2)	X
Toth, Robert B.	Chairman of the Board, President and Chief Executive Officer							X	(2)
2013 Committee Meetings		6		6		2		1

(1)
Audit Committee Financial Expert

(2)
Committee Chair

The Audit Committee

        Polypore has a standing Audit Committee as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is governed by a Board-approved charter stating its responsibilities. Under its charter, the Audit Committee is responsible for reviewing the adequacy and effectiveness of internal controls over financial reporting with Polypore's independent registered public accounting firm, internal auditors and Company management. The Audit Committee reviews and consults with management, the internal auditors and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied. The Audit Committee is directly responsible for the compensation, retention and oversight of the Company's independent registered public accounting firm and evaluates the independent registered public accounting firm's qualifications, performance and independence. The Audit Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

        The Audit Committee is also responsible for reviewing and discussing with management the Company's policies with respect to risk assessment and risk management and reviewing related person transactions. See "Risk Oversight" in the "Role and Composition of the Board of Directors and its

Committees" section of this Proxy Statement. See also "RELATED PERSON TRANSACTIONS AND INDEMNIFICATION."

        The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company (See "Polypore Code of Business Conduct and Ethics" in the "Governance Information" section of this Proxy Statement). Further detail about the role of the Audit Committee may be found in the section entitled "Audit Committee Report" later in this Proxy Statement.

        The Board has determined, based on the review and recommendation of the Nominating and Corporate Governance Committee, that Audit Committee members Messrs. Flynn and Dries are "audit committee financial experts" for purposes of the SEC's rules. The Board has also determined, based on the review and recommendation of the Nominating and Corporate Governance Committee, that each of the members of the Audit Committee (i) meets the heightened independence requirements of Exchange Act Rule 10A-3 applicable to Audit Committee members, (ii) is "financially literate" in accordance with the listing standards of the NYSE, and (iii) is an Independent Director.

        A copy of the Audit Committee Charter is available on our website at http://investor.polypore.net/governance.cfm.

The Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is governed by a Board-approved charter stating its responsibilities. Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. This includes developing criteria for Board membership and recommending and recruiting director candidates. The Committee also considers possible conflicts of interest of Board members and senior officers and monitors the functions of the various committees of the Board.

        The Nominating and Corporate Governance Committee advises on the structure of Board meetings and recommends matters for consideration by the Board. The Nominating and Corporate Governance Committee is directly responsible for overseeing the evaluation of the Board and its committees and reviewing the Director Qualification Standards. It also assists management by reviewing succession plans for elected corporate officers.

        A copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://investor.polypore.net/governance.cfm.

        The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an Independent Director.

The Compensation Committee

        The Compensation Committee is governed by a Board-approved charter stating its responsibilities. Under the terms of its charter, the Compensation Committee administers the Company's executive compensation program and reviews director compensation. The Compensation Committee also oversees Polypore's compensation and benefit plans and policies, administers its stock plans (including a review of equity grants to officers) and reviews and approves at least annually all compensation decisions relating to executive officers, including those for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The Compensation Committee also reviews and considers the Company's compensation policies and practices for all of its employees for the purpose of identifying any material risks.

        The Compensation Committee can delegate its authority under its charter to subcommittees of the Compensation Committee at its discretion, as long as the actions taken by such subcommittees are not inconsistent with the obligations and responsibilities of the Compensation Committee.

        In addition to reviewing executive officer compensation information for companies that share industry or financial characteristics with the Company to better understand the marketplace, the Compensation Committee considers recommendations from the Chief Executive Officer regarding compensation for those executives reporting directly to him as well as other officers, and approves compensation for such officers. Management provides to the Compensation Committee historical and prospective breakdowns of the total compensation components for each executive officer.

        The Board has determined that each of the members of the Compensation Committee is an Independent Director. In addition, each Compensation Committee member is a "non-employee" director as defined in the Exchange Act, and is an "outside director" as defined in Section 162(m) of the Code.

        Polypore's corporate human resources department supports the Compensation Committee in its work. In addition, the Compensation Committee has sole and absolute authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

        A copy of the Compensation Committee Charter is available on our website at http://investor.polypore.net/governance.cfm.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Flynn, Graff, Kearney and Roberts. Since the beginning of the Company's last fiscal year, none of the members of the Compensation Committee is or has been an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company's Compensation Committee or the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and certain of our officers and any persons who own more than ten percent of our common stock to file reports of holdings and transactions in Polypore common stock with the SEC. Such persons are required to furnish Polypore with copies of all such filings. Based solely on our review of copies of such reports furnished to us and written representations from our directors and our officers who are subject to Section 16(a) filing requirements, we believe that all Section 16(a) filing requirements were met in the 2013 fiscal year.

RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

Review of Related Person Transactions

        The Board has adopted a written Transactions with Related Persons Policy (the "Related Person Policy") that is administered by the Audit Committee. The Related Person Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved will or may reasonably be expected to exceed $120,000 in any calendar year and a "related person" as defined by the SEC has a direct or indirect material interest, referred to in the Related Person Policy as an "interested transaction."

        Interested transactions are to be submitted to the Audit Committee for approval, ratification or other action at its next meeting or, in those instances in which senior management determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Audit Committee chair, provided the transaction involves less than $1,000,000 in the aggregate. The Audit Committee or its chair, as applicable, may approve, based on good faith consideration of all the relevant facts and circumstances, only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders. The Related Person Policy also provides for standing approval for certain categories of transactions such as transactions where all stockholders receive proportional benefits.

        The Related Person Policy provides that if advance approval of an interested transaction is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission.

Transactions with Related Persons

        Neither the Company nor any of its subsidiaries entered into any interested transactions since the beginning of the Company's last fiscal year, nor are there any currently proposed.

Indemnification

        We indemnify our directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our Amended and Restated Certificate of Incorporation.

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS
AND CERTAIN BENEFICIAL OWNERS

Officers and Directors

        The following table describes, as of March 25, 2014, the beneficial ownership of Polypore's common stock held by each member of the Board, each director nominee, our Chief Executive Officer and the other executive officers named in the Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement (the "Named Executive Officers") and the members of the Board and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Amos, Lynn Chief Financial Officer, Treasurer and Secretary	273,852	(1)	*
Bryson, Phillip Senior Vice President, Corporate Development and Strategy	163,164	(2)	*
Chesser, Michael Director	4,239		*
Cooney, Charles L. Director	7,900		*
Dries, William Director	18,550		*
Flynn, Frederick C., Jr. Director	17,948		*
Graff, Michael Lead Independent Director	20,844	(3)	*
Kearney, Christopher J. Director	4,690		*
O'Malley, John Senior Vice President, Human Resources	149,641	(4)	*
Roberts, David A. Director	6,479	(5)	*
Sauer, Josef President, Separations Media	207,857	(6)	*
Toth, Robert B. President, Chief Executive Officer and Chairman of the Board	947,164	(7)	2.1%
All Directors and Executive Officers (15 persons)	1,933,801		4.3%

*
Percentages less than one percent

(1)
Includes 247,906 shares of common stock subject to options, exercisable within 60 days of March 25, 2013.

(2)
Includes 140,847 shares of common stock subject to options, exercisable within 60 days of March 25, 2013.

(3)
Includes 2,892 shares of common stock held by certain trusts beneficially owned by Mr. Graff.

(4)
Includes 133,447 shares of common stock subject to options, exercisable within 60 days of March 25, 2013.

(5)
Includes 1,000 shares of common stock held indirectly by Mr. Roberts.

(6)
Includes 200,154 shares of common stock subject to options, exercisable within 60 days of March 25, 2014.

(7)
Includes 88,467 shares of common stock held by the Robert B. Toth Revocable Trust and 858,697 shares of common stock subject to options held by the Robert B. Toth Revocable Trust, exercisable within 60 days of March 25, 2014.

Certain Beneficial Owners

        The following table describes, as of March 25, 2014 (except as otherwise indicated), the persons known by us to be beneficial owners of more than five percent of Polypore's common stock. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Fairpointe Capital LLC(1)	5,952,120	13.2
PRIMECAP Management Company(2)	5,560,200	12.3
Capital Research Global Investors(3)	5,052,000	11.2
Janus Capital Management LLC(4)	3,369,974	7.5
Wasatch Advisors, Inc.(5)	3,164,379	7.0
The Vanguard Group(6)	2,670,678	5.9
Blackrock, Inc.(7)	2,626,922	5.8
Kornitzer Capital Management, Inc.(8)	2,392,913	5.3

(1)
Fairpointe Capital, LLC ("Fairpointe"), 1. N. Franklin, Suite 3300, Chicago, IL 60606, an investment adviser registered under the Investment Company Act, reported on Schedule 13G filed by Fairpointe on March 4, 2014, that it is the beneficial owner of an aggregate of 5,952,120 shares of Polypore common stock. Fairpointe has sole power to vote 5,797,919 shares and sole power to dispose of 5,871,076 shares.

(2)
PRIMECAP Management Company ("PRIMECAP") 225 South Lake Ave., #400, Pasadena, CA 91101, an investment advisor registered under the Investment Company Act, holds sole voting power over 4,539,000 shares of Polypore common stock and sole dispositive power over 5,560,200 shares of Polypore common stock.

The information above is based on the Amendment 2 to Schedule 13G filed by PRIMECAP on February 10, 2014.

(3)
Capital Research Global Investors ("CRGI"), a division of Capital Research and Management Company ("CRMC"), 333 South Hope Street, Los Angeles, California 90071, reported on Schedule 13G/A filed by CRGI on February 12, 2014, that it is the beneficial owner of an aggregate of 5,052,000 shares of Polypore common stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act. CRGI has sole voting and dispositive power over the shares.

(4)
Janus Capital Management LLC ("Janus Capital"), 151 Detroit Street, Denver, Colorado, 80206, is a registered investment adviser under Section 8 of the Investment Company Act. As a result of its role as investment adviser or sub-adviser to its managed portfolios, including Janus Triton Fund, Janus Capital is the beneficial owner of 3,369,974 shares of Polypore common stock and has the sole power to vote and dispose of all 3,369,974 shares. Janus Triton Fund is the beneficial owner of 1,851,850 shares. This information is based on Amendment No. 2 to Schedule 13G filed by Janus Capital on February 14, 2014.

(5)
Wasatch Advisors, Inc., 505 Wakara Way, Salt Lake City, UT 84108, is the beneficial owner of 3,164,379 shares of Polypore common stock, and has the sole power to vote and dispose of all 3,164,379 shares.

(6)
The Vanguard Group ("Vanguard"), 100 Vanguard Blvd., Malvern, Pennsylvania, 19355, is the beneficial owner of 2,670,678 shares of Polypore common stock, and has the sole power to vote 65,881 shares and the sole power to dispose of 2,608,697 shares. Vanguard has the shared power to dispose of 61,981 shares, together with Vanguard Fiduciary Trust Company, which is the beneficial owner of 61,981 shares of Polypore common stock and is a wholly owned subsidiary of Vanguard, and Vanguard Investments Australia, Ltd., which is the beneficial owner of 3,900 shares of Polypore common stock and is a wholly-owned subsidiary of Vanguard.

(7)
BlackRock, Inc. ("BlackRock"), 40 East 52nd Street, New York, New York 10022, is the parent company of BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada, Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC (collectively, the "BlackRock Subsidiaries"). BlackRock, through its control of the BlackRock Subsidiaries, has sole power to vote 2,490,227 shares and sole power to dispose of 2,626,922 shares owned by the funds.

The information above is based on the Schedule 13G filed by BlackRock on January 30, 2014.

(8)
Kornitzer Capital Management, Inc. ("Kornitzer"), 5420 West 61st Place, Shawnee Mission, KS 66205, an investment advisor registered under the Investment Company Act, is the beneficial owner of 2,392,913 shares of Polypore common stock, and has the sole power to vote 2,392,913 shares, the sole power to dispose of 2,338,813 shares, and shared power to dispose of 54,100 shares.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

Director Nominees

        Two current members of the Board, Michael Graff and Christopher J. Kearney (members of Class I), are standing for re-election, to hold office until the Company's 2017 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee has reviewed each incumbent director's experience and background and has recommended, and the full Board has approved, the nomination of incumbent directors Messrs. Graff and Kearney to serve as Class I members of the Board.

        A plurality of votes cast is required for the election of directors. Each director nominee elected to the Board will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

        We expect each director nominee for election to the Board to be able to serve if elected. If any director nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute director nominees, unless the Board chooses to reduce the number of directors serving on the Board.

        The principal occupation and certain other information about the director nominees are set forth in the section below entitled "Biographical Information of Our Directors and Executive Officers and Director and Director Nominee Qualifications."

        If you are a stockholder of record, unless you indicate on the proxy card that your vote should be withheld from any or all of the director nominees, the Company will vote the proxy for each of the director nominees.

        The Board unanimously recommends a vote FOR the election of Messrs. Graff and Kearney as members of the Board.

Biographical Information of Our Directors and Executive Officers and Director and Director Nominee Qualifications

        Certain biographical information about the current members of the Board and members of senior management is set out below. Also described below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that the current members of the Board, including nominees for re-election to the Board at the 2014 Annual Meeting, are qualified to serve as Board members.

Nominees for Election to the Board of Directors at the 2014 Annual Meeting

        Michael Graff, Lead Independent Director, Class I.    Mr. Graff, 62, joined the Board and became its Chairman in 2004. In 2011, the Company combined the roles of Chairman of the Board and Chief Executive Officer and named Mr. Graff as the Lead Independent Director. Mr. Graff has served as a member and managing director of Warburg Pincus LLC, a global private equity firm, and a general partner of Warburg Pincus & Co. since October 2003. Before working with Warburg Pincus LLC, Mr. Graff spent six years with Bombardier, a transportation equipment manufacturer, first as President of Business Aircraft and later as President and Chief Operating Officer of Bombardier Aerospace Group. Prior to joining Bombardier, Mr. Graff spent 15 years with McKinsey & Company, Inc., a management consulting firm, as a partner in the New York, London and Pittsburgh offices. Mr. Graff is a director of Builders FirstSource, Inc., a building products manufacturer, and TransDigm Group Inc. ("TransDigm"), a producer of aircraft components. Mr. Graff is also chairman of the United States Olympic Water Polo Committee and a member of the board of directors of the Flea Theater, a nonprofit community theater. Mr. Graff received an A.B. degree in economics from Harvard College and an M.S. degree in Management from Massachusetts Institute of Technology ("M.I.T."). Mr. Graff's extensive experience with companies in the transportation and industrial sectors and as a member of various public company boards, among other attributes, led the Board to conclude that he is qualified to serve as a Board member and as the Lead Independent Director.

        Christopher J. Kearney, Director, Class I.    Mr. Kearney, 58, has been a member of the Board since October 30, 2012. Mr. Kearney is Chairman, President and Chief Executive Officer of SPX Corporation ("SPX"), a global provider of highly engineered products and technologies for the power and energy and food and beverage markets. He was named President and Chief Executive Officer and a director of SPX in December 2004, and was appointed Chairman of SPX in May 2007. He joined SPX in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX, from 1995 to 1997, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney received an undergraduate degree in Government from the University of Notre Dame in 1977 and a law degree from DePaul University Law School in 1981. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and serves on the Board of Directors of the Foundation For The Carolinas. Mr. Kearney is also a director of Nucor Corporation, a steel manufacturing company. Mr. Kearney's extensive multi-industry leadership experience, expertise in corporate legal matters and global strategy, and his mergers and acquisitions and financing experience, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

Current Members of the Board of Directors
Not Standing for Re-Election at the 2014 Annual Meeting

        William Dries, Director, Class II.    Mr. Dries, 62, became a director on September 26, 2007. Mr. Dries served as Senior Vice President and Chief Financial Officer of EnPro Industries, Inc. ("EnPro"), an engineered industrial products manufacturer, prior to his retirement in 2011. Before assuming his role at EnPro in June 2002, Mr. Dries was affiliated with EnPro and Goodrich Corporation, the former parent company of EnPro, from September 2001. From 1985 until 2001, Mr. Dries was employed by United Dominion Industries Limited, a machine and instrument manufacturer, where he was Senior Vice President and Chief Financial Officer, having previously served as Manager of Accounting and Senior Vice President of Finance and Controller. A certified public accountant, Mr. Dries was an audit principal for Ernst & Young in New York for 11 years before joining United Dominion. Mr. Dries is a director of TransDigm, a producer of aircraft components. Mr. Dries received his B.A. degree in Business Administration and an M.B.A. from Rutgers University. Mr. Dries's financial acumen and extensive experience working with companies in the industrial sector, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

        Frederick C. Flynn, Jr., Director, Class II.    Mr. Flynn, 63, joined the Board and became chair of the Audit Committee as of June 27, 2007. Mr. Flynn most recently served as the Director of Administration for the City of Stamford, Connecticut, before his retirement in 2011. Prior to that, Mr. Flynn was the Executive Vice President—Finance and Administration and Chief Financial Officer of Kionix, Inc., an inertial sensor manufacturer, from November 2007 through 2008. From January 1999 through September 2005, Mr. Flynn was a director and served as Senior Vice President—Finance & Administration and Chief Financial Officer of CUNO, Inc. ("CUNO"), a filtration equipment manufacturer. From January 1997 through 1998, Mr. Flynn served as Senior Vice President—Finance and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. In 1996 he was Senior Vice President—Finance of National Medical Care, Inc., a healthcare services provider, and from 1979 to 1995 he was with United Technologies Corporation, a global diversified industrial corporation, the last six years as Vice President—Treasurer. Mr. Flynn was a director and chair of the audit committee of ATMI, Inc., a supplier of materials to microelectronic products manufacturers, from December 2005 until May 2010. Mr. Flynn holds a B.S. degree in Economics from Boston College and an M.B.A. from the University of Connecticut. Mr. Flynn's financial acumen and extensive experience with technology companies, among other attributes, led the Board to conclude that is qualified to serve as a Board member.

        Michael Chesser, Director, Class II.    Mr. Chesser, 65, joined the Board on May 9, 2012. Mr. Chesser most recently served as the Chief Executive Officer and Chairman of the board of directors of Great Plains Energy, Incorporated ("Great Plains Energy"), a holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, both electric utilities, a position he held from October 2003 until his retirement in 2012. Prior to joining Great Plains Energy, he was Chairman and Chief Executive Officer of United Water, which owns and operates several regulated water utilities along with its contract operations. Before serving at United Water, Mr. Chesser was President and Chief Executive Officer at GPU Energy, an electric utility serving New Jersey and Pennsylvania. Prior to that, Mr. Chesser was Chairman and Chief Executive Officer at Itron, Inc., a global technology company, from 1999 to 2000, and President and Chief Operating Officer at Atlantic Energy, Inc., a natural gas provider, from 1996 to 1998. Mr. Chesser began his career in the utility industry at Baltimore Gas and Electric. Mr. Chesser holds a B.S. degree in Aerospace Engineering from the Georgia Institute of Technology and a M.B.A. in Finance from Loyola College, Baltimore; and is a graduate of the Advanced Management Program at Harvard University. Mr. Chesser has taken a national role in the research and development of energy technologies as past chairman of the Electric Power Research Institute's board of directors and as a past member of the board of directors of the Edison Electric Institute. He is currently a member of the board of directors of Allegion PLC, a global provider of security products. Mr. Chesser's extensive experience in energy technologies and public electrical and water utilities along with his financial acumen, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

        Charles L. Cooney, Director, Class III.    Professor Cooney, 69, joined the Board in April 2008. Professor Cooney has been the Robert T. Haslam Professor of Chemical and Biochemical Engineering in the Department of Chemical Engineering at M.I.T. since 2007. He has been with M.I.T. since 1970 and is the founding Faculty Director of the Deshpande Center for Technological Innovation, a center for research and development at M.I.T. Professor Cooney has won several prestigious awards including the 1989 Gold Medal of the Institute of Biotechnological Studies (London) and has published over 20 patents. Professor Cooney served on the board and was an audit committee member of CUNO from 1996 until 2005. He currently serves as a consultant to a number of biotech and pharmaceutical companies and sits on the Boards of Directors of Pronutria, Green Light Bioscience and Mitra, each a privately held biotechnology company, and Biocon, Ltd. (India), a global pharmaceutical company. Professor Cooney's extensive experience in the biotechnology field, in both the educational and business spheres, his expertise in chemical engineering and his financial acumen, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

        David A. Roberts, Director, Class III.    Mr. Roberts, 66, joined the Board in July 2011. Since 2007, Mr. Roberts has served as the Chairman, President and Chief Executive Officer of Carlisle Companies, Inc., a diversified manufacturing company. He previously served as the Chairman, President and Chief Executive Officer of Graco, Inc., a fluid handling system provider, from 2001 to 2007. He also currently serves as a director for Franklin Electric Co., Inc., a water and fueling system manufacturer. Mr. Roberts received a Bachelor of Science with distinction in Technology from Purdue University in 1974 and an M.B.A. from Indiana University in 1978. Mr. Roberts's extensive experience in senior management of multinational companies, his expertise in the industrial and manufacturing sectors, his membership on various public company boards and his financial acumen led the Board to conclude that he is qualified to serve as a Board member.

        Robert B. Toth, President, Chief Executive Officer and Chairman of the Board, Class III.    Mr. Toth, 53, became the Company's President, Chief Executive Officer and a director on July 6, 2005. Mr. Toth was named Chairman of the Board on July 11, 2011. Mr. Toth also currently serves as a director for Materion Corporation, an integrated producer of high performance advanced engineered materials used in a variety of electrical, electronic, thermal and structural applications. Mr. Toth previously was Chief Executive Officer and President of CP KelcoApS ("CP Kelco"), a leading global manufacturer of hydrocolloids, with more than 2,000 customers in over 100 countries and facilities in North America, Europe, Asia and Latin America. Prior to joining CP Kelco in June 2001, he spent 19 years at Monsanto, a multinational biotechnology company, and Solutia Inc., a materials and specialty chemicals manufacturer ("Solutia"), in roles of increasing responsibility, most recently as Vice President and General Manager of the Resins and Additives division of Solutia. Mr. Toth earned a B.S. degree in Industrial Management from Purdue University, and an M.B.A. from the John M. Olin School of Business at Washington University in St. Louis, Missouri. Mr. Toth's extensive experience in leading corporations in the manufacturing and specialty materials sector, including his knowledge and skills in senior management, finance and operations of the Company, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

Executive Officers

        Robert B. Toth, President, Chief Executive Officer and Director.    See above in "Current Members of the Board of Directors Not Standing for Re-Election at the 2014 Annual Meeting" for Mr. Toth's biographical information.

        Lynn Amos, Chief Financial Officer, Treasurer and Secretary.    Mr. Amos, 48, has served as our Chief Financial Officer since February 2002. Prior to his current role, Mr. Amos served as Director of Corporate Development and Corporate Controller at The InterTech Group ("InterTech"), a private holding company for a diverse group of businesses. In these roles, Mr. Amos was directly involved in our financial and acquisition activities. Prior to joining InterTech, Mr. Amos worked in a variety of financial roles at Umbro International, a sports apparel, footwear and equipment company, Reeves Industries, Inc., a diversified holding company, and PricewaterhouseCoopers LLP. Mr. Amos holds a B.S. degree from Western Carolina University and is a Certified Public Accountant.

        Phillip E. Bryson, Senior Vice President, Corporate Development and Strategy.    Mr. Bryson, 43, was named Senior Vice President, Corporate Development and Strategy in October 2013. Prior to his current role, Mr. Bryson served as President, Energy Storage—Transportation and Industrial beginning in April 2011. Previously, Mr. Bryson had served as Vice President, Strategic Planning and General Counsel since March 2010 and as General Counsel since July 2004. Before joining the Company, Mr. Bryson served as General Counsel and Corporate Secretary for Polymer Group, Inc., a global manufacturer of non-woven fabrics, from March 2003 until July 2004. He previously served as Deputy General Counsel at InterTech where he focused on merger and acquisition activity. Mr. Bryson earned his B.S. degree in Finance and Business Economics from the University of South Carolina, and his J.D. from Columbia University School of Law in New York.

        Christopher L. Cowger, President, Energy Storage—Electronics and EDVs.    Mr. Cowger, 43, has served as President, Energy Storage—Electronics and EDVs since September 2013. From 2011 to 2013, Mr. Cowger served as President of CLC Technology Partners, LLC, a business consulting firm to the electronics industry. Before that, Mr. Cowger served as President and Chief Executive Officer of Ener1, Inc., an energy storage company manufacturing lithium ion batteries for the transportation, utility grid and industrial electronics markets, from March to December 2011. Prior to that, Mr. Cowger served as Corporate Vice President and General Manager, Americas Mega-Region for

Advanced Micro Devices ("AMD"), a microchip manufacturer, from 2009 to 2011. Before that, Mr. Cowger served as Vice President and General Manager, Global Consumer Software and Peripherals for Dell, Inc. ("Dell"), in 2008, having held roles of increasing responsibility in marketing, sales and business development for Dell beginning in 1998. Mr. Cowger has an M.B.A. and M.S.E.E. from M.I.T. and a Bachelor of Science degree in Electrical Engineering from Duke University.

        Josef Sauer, President, Separations Media.    Mr. Sauer, 62, has served as President, Separations Media since June 1, 2006. From July 2005 until joining Polypore, Mr. Sauer served as Business Director, Liquid Coating Resins & Additives (Europe, Middle East and Asia) for Cytec Surface Specialties, a global specialty chemicals and materials company, based in Brussels, Belgium. From June 2003 to July 2005, Mr. Sauer served as Global Manager, Liquid Coating Resins for Surface Specialties UCB SA, a subsidiary of a multinational biopharmaceutical company, and from February 2003 to June 2003, he served as Business Director, Technical Products for Surface Specialties Germany GmbH & Co KG of the UCB-Group. From July 2002 to February 2003, Mr. Sauer served as Business Director, Technical Products for Solutia and from January 2000 to July 2002, he served as Commercial Director and Director, Marketing Technical Service (Europe, Middle East and Africa), Resins and Additives for Solutia. In addition to an undergraduate degree in Organic Chemistry, Mr. Sauer holds a Ph.D. in Organic Chemistry from University Dortmund, Dortmund, Germany.

        Peter A. Smith, President, Energy Storage—Transportation and Industrial.    Mr. Smith, 48, was named President, Energy Storage—Transportation and Industrial in October 2013. Mr. Smith previously served as Chief Executive Officer of Voltaix, a specialty chemicals manufacturing company, from 2011 to 2013. Before that, he was Vice President of Strategy and M&A for Cooper Industries, a diversified manufacturing company, from 2010 to 2011, where he led the Industrial Wireless Business Unit. Prior to that, he was Global Business Director for Dover, Knowles Electronics from 2008 to 2010, where he directed the Consumer, Military and Medical Electronics business segment. Before that, Mr. Smith served as the Display Business Director at Honeywell Specialty Materials, a strategic business group of Honeywell International Inc., in the high-performance specialty materials business, from 2005 to 2008. Mr. Smith earned his Ph.D. in Material Science and Engineering from Rutgers University and a M.B.A. from Arizona State University. He also has a B.S. degree in Materials Engineering from Rutgers University.

        Christopher J. McKee, General Counsel.    Mr. McKee, 48, was named Polypore's General Counsel in January 2012. Mr. McKee previously served as Interim General Counsel of the Company beginning in April 2011, and as Associate General Counsel beginning in June 2010. Before that, he was a founding member and president of McKee and McKee, P.C. (formerly known as Townsend McKee, P.C.), a law firm in Atlanta, Georgia, where he directed the firm's corporate law and taxation practice beginning in November 1996. Mr. McKee earned his B.S. degree in Science Education from Bob Jones University in Greenville, South Carolina and his J.D. degree from Columbia University School of Law in New York.

        John J. O'Malley, Senior Vice President, Human Resources.    Mr. O'Malley, 58, has served as Senior Vice President, Human Resources since August 2005. Mr. O'Malley previously served as Senior Vice President—Human Resources for Southfield, Michigan-based GST AutoLeather, an automotive leather manufacturer, from 2003 to 2005, for which he directed all human resources activities. Before that, he held positions with increasing responsibility in human resources at several companies, including Certainteed Corporation, a building products manufacturer, Formica Corporation, a laminate and solid surface manufacturer, Clopay Corporation, a residential garage door and commercial sectional door manufacturer, and Solutia. Mr. O'Malley has a B.A. degree in Psychology from Lafayette College in Easton, Pennsylvania, and is a graduate of the University of Michigan Senior Executive Human Resources Program.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2014.

        Representatives of Ernst & Young LLP are expected to be present at the 2014 Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. However, if the Board determines it to be in the best interests of the Company to retain Ernst & Young LLP as our independent registered public accounting firm, it may do so in its sole discretion, despite the stockholders' failure to ratify the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        The Board unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended December 28, 2013 and December 29, 2012, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2013	2012
Audit Fees(1)	$1,297,000	$1,200,000
Audit-Related Fees(2)	14,000	300,000
Tax Fees(3)	486,000	425,000
All Other Fees(4)	2,000	2,000

Total	$1,799,000	$1,927,000

(1)
"Audit Fees" represent the aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)
"Audit-Related Fees" consist of the aggregate fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under "Audit Fees" above.

(3)
"Tax Fees" represent the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

(4)
"All Other Fees" represent fees for products and services provided by Ernst & Young LLP, other than services reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Generally, before an independent registered public accountant is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Any subsequent changes in audit, audit-related, tax or other services to be provided by the independent registered public accountant due to changes in scope of work, terms, conditions or fees of the engagement must be pre-approved by the Audit Committee. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accountant and the Chief Financial Officer of the Company and must be consistent with applicable SEC regulations regarding auditor independence.

        Prior to approving non-audit services, the Audit Committee considers whether those non-audit services are compatible with maintaining our principal independent registered public accounting firm's independence.

        During fiscal year 2013, all services were pre-approved by the Audit Committee in accordance with this policy and applicable SEC regulations.

Audit Committee Report

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's consolidated financial statements. The Audit Committee has discussed significant accounting policies applied by Polypore in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 116, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor's independence from Polypore and its management. As part of that review, the Audit Committee received the written disclosures and letter required by the Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and by all relevant professional and regulatory standards relating to the independent registered public accounting firm's independence from the Company. The Audit Committee also considered whether Ernst & Young LLP's non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

        The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management. The Audit Committee discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2013, which was filed with the SEC on February 25, 2014.

        The Audit Committee has selected the Company's independent registered public accounting firm. Our Board has determined that Messrs. Flynn and Dries are "Audit Committee Financial Experts" under the requirements of the NYSE and the SEC.

  The Audit Committee:

      Frederick C. Flynn, Jr. (Chair)
      William Dries
      Charles L. Cooney
      Michael Chesser

        The Audit Committee Report does not constitute soliciting material, and will not be deemed to be filed or incorporated by reference into any other Polypore filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

ITEM 3—Approval of the Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan

        On April 2, 2014, the Board approved an amendment and restatement of the Polypore International, Inc. 2007 Stock Incentive Plan (referred to as the 2007 Stock Incentive Plan) to be effective May 13, 2014, subject to the requisite approval of the Company's stockholders. The amendment and restatement of the 2007 Stock Incentive Plan includes the following changes:

  •
  Increases the number of shares of the Company's common stock authorized for issuance under the 2007 Stock Incentive Plan from 4,751,963 to 6,251,963, reflecting an increase of 1,500,000 shares;

  •
  Includes provisions to clarify that the Company is authorized to issue Stock Appreciation Rights, Restricted Stock Units, and cash- or stock-based Performance Awards under the 2007 Stock Incentive Plan;

  •
  Adds provisions describing the Stock Appreciation Rights that can be granted under the 2007 Stock Incentive Plan;

  •
  Adds provisions describing the rights of holders of Restricted Stock Units;

  •
  Includes provisions describing dividends and dividend equivalent rights that may be associated with an award under the 2007 Stock Incentive Plan;

  •
  Empowers the Committee to establish general minimum vesting periods for awards granted to employees under the 2007 Stock Incentive Plan and eliminates a provision that set a fixed minimum vesting period within the 2007 Stock Incentive Plan document;

  •
  Adds a provision to ensure that the 2007 Stock Incentive Plan complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act requirements regarding recovery of erroneously awarded compensation;

  •
  Prohibits decreasing the exercise price of stock options or Stock Appreciation Rights, or canceling stock options or Stock Appreciation Rights in exchange for cash or another award with an exercise price below the original exercise price, without stockholder approval (except in the case of certain corporate events); and

  •
  Supplements and clarifies the provisions regarding Section 409A of the Code.

        The proposed increase in shares of the Company's common stock that can be issued under the 2007 Stock Incentive Plan is intended to allow the Company to continue to offer equity-based incentive compensation to attract, retain, motivate and reward key employees, officers, directors and consultants as well as align their interests with those of the Company's stockholders. As of March 25, 2014 and without considering the proposed 1,500,000 share increase, approximately 3,481,653 shares of common stock authorized for issuance under the 2007 Stock Incentive Plan are subject to currently outstanding awards and 298,952 shares of common stock are available for future awards under the 2007 Stock Incentive Plan (under the fungible share counting mechanics described below to which the 2007 Stock Incentive Plan will be subject, both the shares remaining available for future awards and the new share request will be subject to a fungible share counting ratio of 2.0 for full-value awards such as restricted stock awards and restricted stock unit awards, as further described in the amended and restated 2007 Stock Incentive Plan).

        The 2007 Stock Incentive Plan also provides that to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Shares withheld or surrendered in payment of the exercise price of an award or (except with respect to full value awards) taxes relating to an award will not be made available for future awards under the 2007 Stock Incentive Plan.

        Our principal reason for amending and restating the 2007 Stock Incentive Plan is to increase the number of shares of common stock available for issuance. Stockholder approval of the amended and restated 2007 Stock Incentive Plan is also intended to constitute renewed approval of the material terms for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to preserve our ability to potentially design certain types of awards under the 2007 Stock Incentive Plan so that they may be able to satisfy the requirements for "performance-based compensation," and may permit us to benefit from certain tax deductions under, Section 162(m) of the Code.

        The following is a summary of the amended and restated 2007 Stock Incentive Plan submitted for stockholder approval. The summary describes the significant features of the 2007 Stock Incentive Plan, but it is qualified by reference to the full text of the amended and restated 2007 Stock Incentive Plan, which is included in this Proxy Statement as Appendix A.

Why We Believe You Should Vote for Proposal 3

        The amended and restated 2007 Stock Incentive Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, cash-based or stock-based performance awards or other stock-based awards. We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based awards under the amended and restated 2007 Stock Incentive Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our non-employee directors and officers and other employees and consultants.

        The use of our common stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates directors and employees to create stockholder value because the value they realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

        As of March 25, 2014, 298,952 shares remained available for issuance for new awards under the 2007 Stock Incentive Plan (however, under the 2007 Stock Incentive Plan's fungible share counting mechanics, awards other than stock options and stock appreciation rights will be counted against the aggregate share limit as two shares for every one share that actually is issued or transferred under such awards). If the amended and restated 2007 Stock Incentive Plan is not approved, we may be compelled to increase significantly the cash component of our non-employee director and employee compensation, which may not necessarily align director or employee compensation interests with the investment interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

        The following includes aggregated information regarding the overhang and dilution associated with the 2007 Stock Incentive Plan and the potential stockholder dilution that would result if our proposed share increase under the amended and restated 2007 Stock Incentive Plan is approved. This information is as of March 25, 2014. As of that date, there were approximately 45,078,316 shares of our common stock outstanding:

  •
  Outstanding full-value awards (restricted stock): 162,537 shares (0.4% of our outstanding stock);

  •
  Outstanding stock options: 3,481,653 shares (7.7% of our outstanding stock) (our outstanding stock options have a weighted average exercise price of $39.59);

  •
  Total shares subject to outstanding awards, as described above (full-value awards and stock options): 3,644,190 shares (8.1% of our outstanding stock);

  •
  Total shares available for future awards under the 2007 Stock Incentive Plan: 298,952 shares (0.7% of our outstanding stock);

  •
  The total number of shares subject to outstanding awards (3,644,190 shares), plus the total number of shares available for future awards under the 2007 Stock Incentive Plan (298,952 shares), represents a current overhang percentage of 8.8% (in other words, the potential straight dilution of our stockholders represented by the 2007 Stock Incentive Plan);

  •
  Proposed additional shares available for future issuance under the amended and restated 2007 Stock Incentive Plan: 1,500,000 shares (3.3% of our outstanding stock—this percentage reflects the simple dilution of our stockholders that would occur if the amended and restated 2007 Stock Incentive Plan is approved); and

  •
  The total shares subject to outstanding awards as of March 25, 2014 (3,644,190), plus the total shares available for future awards under the 2007 Stock Incentive Plan as of that date (298,952), plus the proposed additional shares available for future issuance under the amended and restated 2007 Stock Incentive Plan (1,500,000), represent a total fully-diluted overhang of 5,443,142 shares (12.1%) under the amended and restated 2007 Stock Incentive Plan.

        Based on the closing price on the NYSE for our common shares on March 25, 2014 of $35.11 per share, the aggregate market value as of that date of the 1,500,000 additional shares of common stock requested for issuance under the amended and restated 2007 Stock Incentive Plan was $52,665,000.

        In 2011, 2012 and 2013, we granted awards under the 2007 Stock Incentive Plan covering 1,851,880 shares, 55,201 shares, and 438,112 shares, respectively.

        In determining the number of shares to request for approval under the amended and restated 2007 Stock Incentive Plan, our management team worked with PM&P to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the amended and restated 2007 Stock Incentive Plan.

        If the amended and restated 2007 Stock Incentive Plan is approved, we intend to utilize the shares authorized under the amended and restated 2007 Stock Incentive Plan to continue our practice of incentivizing key individuals through annual equity grants. We anticipate that the shares requested in connection with the approval of the amended and restated 2007 Stock Incentive Plan will last for about three years, based on our historic grant rates and the approximate current stock price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. As noted below, our Compensation Committee would retain full discretion under the amended and restated 2007 Stock Incentive Plan to determine the number and amount of awards to be granted under the amended and restated 2007 Stock Incentive Plan, subject to the terms of the amended and restated 2007 Stock Incentive Plan, and future benefits that may be received by participants under the amended and restated 2007 Stock Incentive Plan are not determinable at this time.

        We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

Administration

        Our Compensation Committee generally administers our 2007 Stock Incentive Plan and is authorized to determine who will receive awards, as well as the form of awards, the number of shares subject to awards, the vesting and performance requirements related to awards and other terms and conditions relating to such awards, each in accordance with the terms of the 2007 Stock Incentive Plan. The Compensation Committee also is authorized to interpret the 2007 Stock Incentive Plan and award agreements, to establish, amend and rescind rules and regulations relating to the 2007 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for its administration. To the extent permitted by applicable law, the Compensation Committee may delegate administrative and other responsibilities regarding the 2007 Stock Incentive Plan to officers, employees or committees, and to appoint agents to assist it in administering the 2007 Stock Incentive Plan. Any action of the Compensation Committee will be final, conclusive and binding on all persons, including participants and their beneficiaries. For purposes of awards to non-employee directors, the Board of Directors performs the functions of the Compensation Committee.

Eligibility

        Awards under the 2007 Stock Incentive Plan may be granted to employees of the Company and its affiliates (including employees who also are directors of the Company or its affiliates and, subject to certain restrictions, prospective employees), non-employee directors of the Company and its affiliates, and other individuals who provide substantial services to the Company and its affiliates. The number of individuals eligible to participate in the 2007 Stock Incentive Plan varies and, in light of the Compensation Committee's discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of March 25, 2014, there were approximately 75 individuals who hold outstanding awards under the 2007 Stock Incentive Plan. As of March 25, 2014, the Company and its affiliates have approximately 2,400 employees, seven non-employee directors and no other service providers.

Shares Subject to the Stock Incentive Plan and Award Limits

        If the stockholders approve the amended and restated 2007 Stock Incentive Plan, the number of shares of the Company's common stock reserved for issuance under the 2007 Stock Incentive Plan will increase from 4,751,963 to 6,251,963, subject to adjustment as described below. For the purpose of determining the remaining shares of common stock available for grant under our 2007 Stock Incentive Plan, to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Shares withheld or surrendered in payment of the exercise price of an award or (except with respect to full value awards) taxes relating to an award will not be made available for future awards under the 2007 Stock Incentive Plan. Under the 2007 Stock Incentive Plan's fungible share counting mechanics, awards other than stock options and stock appreciation rights will be counted against the aggregate share limit as two shares for every one share that actually is issued or transferred under such awards.

        The 2007 Stock Incentive Plan provides that, while the Company is subject to Section 162(m) of the Internal Revenue Code, during any calendar year, no individual may be granted options (and stock appreciation rights to the extent granted) covering more than 1,000,000 shares of common stock under the 2007 Stock Incentive Plan. As amended and restated, the 2007 Stock Incentive Plan also provides that no individual may be granted other types of awards (whether such awards may be settled in shares of common stock and/or cash) consisting of or covering more than 1,000,000 shares of common stock during any calendar year. Subject to these limitations, the Compensation Committee has the authority to determine in its discretion the number of shares subject to an award. In addition, the amended and restated 2007 Stock Incentive Plan provides that the maximum cash payment that may be made during a calendar year to an individual pursuant to any cash-based performance award is $3,000,000. These limits are subject to adjustment as described in the amended and restated 2007 Stock Incentive Plan.

        The number of shares of common stock reserved for issuance under the 2007 Stock Incentive Plan, the number of shares of common stock covered by outstanding awards and the price per share of common stock covered by outstanding awards will be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee, as to the number of shares, the price per share or other consideration subject to such awards:

  •
  in the event of changes in the outstanding common stock or in the capital structure of the Company by reason of stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization;

  •
  in connection with any extraordinary dividend declared and paid in respect of shares of common stock, whether payable in the form of cash, stock or any other form of consideration; or

  •
  in the event of any change in applicable laws or any change in circumstances that results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, holders of awards under the 2007 Stock Incentive Plan.

Vesting Requirements

        The Committee determines the time(s) at which an award will vest, become exercisable or the restrictions thereon lapse and the terms on which an award requiring exercise will become and remain exercisable. In addition, the Compensation Committee may provide at or following the grant date of an award for accelerated vesting (or lapse of restrictions) in connection with death, disability (as defined in the 2007 Stock Incentive Plan), a change in control (as defined in the 2007 Stock Incentive Plan) or changes in applicable laws, or, subject to the minimum vesting periods above, at any other time.

Stock Options and Stock Appreciation Rights

        Stock options granted under the 2007 Stock Incentive Plan are nonstatutory stock options that give the recipient an opportunity to purchase shares of the Company's common stock at a designated exercise price. Options will have an exercise price determined by the Compensation Committee at the time of grant, but the exercise price per share generally may not be less than the fair market value per share of the Company's common stock on the grant date (except in the case of substitute awards). The term "fair market value" is defined as the closing price of our stock as of the determination date on the principal national securities exchange on which our stock is listed and traded on such date (or if our stock is not listed on an exchange, fair market value is determined by our Board of Directors in good faith).

        The Compensation Committee establishes the time period within which options can be exercised, but options granted under our 2007 Stock Incentive Plan will expire no later than ten years from the grant date. Options may expire before the end of the option period if the option holder's service with the Company or affiliate terminates. The Compensation Committee also establishes the terms and conditions upon which options vest and become exercisable, and, subject to the vesting rules described above, the Compensation Committee can determine a vesting schedule that makes options become exercisable in installments over a certain time period or based on the occurrence of certain events such as the achievement of performance conditions. Unless otherwise determined by the Compensation Committee, the vesting of an option will occur only while the option holder is employed or rendering services to the Company or an affiliate.

        The exercise price of an option generally may be paid in cash, by delivery of a notice of "net exercise" to the Company (pursuant to which the option holder will receive the number of shares of common stock underlying the options so exercised reduced by the number of shares of common stock equal to the aggregate exercise price of the options divided by the fair market value on the date of exercise), by delivery of shares of common stock having a value equal to the exercise price, or by other means approved by the Compensation Committee. The option holder also must pay or make provision for all applicable withholding taxes.

        Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder's service with the Company and its affiliates terminates. If an option holder's service terminates for any reason other than cause, disability or death, the option holder generally may exercise his or her stock options that were already vested as of termination within the 90-day period following such termination. If the option holder's service terminates due to his or her death or disability, stock options that were already vested as of termination may be exercised during the one-year period following termination. In each such case, unvested options expire as of the date of termination. If the option holder is terminated for cause, all of the option holder's stock options (whether or not vested) will immediately expire and no longer can be exercised. In no event can an option be exercised after the expiration of its term (in other words, the option period fixed by the Compensation Committee).

        Except as provided in the option agreement or otherwise determined by the Compensation Committee, options may not be transferred other than by will or the laws of descent and distribution, and options generally may be exercised during the lifetime of the option holder only by the option holder. However, options will in no case be transferred for value.

        Stock appreciation rights are rights to receive the difference between the fair market value of our common stock on the date the stock appreciation rights are exercised and the exercise price for the stock appreciation rights, multiplied by the number of stock appreciation rights being exercised. The exercise price for stock appreciation rights generally may not be less than the fair market value per share of our common stock on the grant date (except in the case of substitute awards). Stock appreciation rights will expire 10 years from the date of grant, but the Compensation Committee will otherwise determine the time or times at which and circumstances under which the award is exercisable and other relevant terms with respect to such award. When exercised, stock appreciation rights may be settled in cash or common stock.

Restricted Stock and Restricted Stock Units

        The 2007 Stock Incentive Plan also permits the Compensation Committee to grant shares of restricted stock, which generally refers to shares of our common stock that are subject to vesting conditions or other lapsing repurchase rights upon a recipient's termination of service, and restricted stock units, which generally refers to a right to receive shares or cash at the end of a restricted period. Such conditions and/or rights are determined by the Compensation Committee, subject to the vesting requirements in the amended and restated 2007 Stock Incentive Plan as described above.

        Recipients of restricted stock awards generally have the rights and privileges of a stockholder as to such restricted stock, including the right to vote. However, unless otherwise set forth in the restricted stock agreement, dividends paid on restricted stock, if any, will be withheld by the Company for the recipient's account (without interest), and will be subject to forfeiture to the same degree as the associated shares of restricted stock. Recipients of restricted stock units generally do not have the rights and privileges of a stockholder prior to having such restricted stock units settled in shares, but the award can provide for dividend equivalents on restricted stock units. In all cases regarding performance-based awards, however, dividends or dividend equivalents will not be payable before the underlying award has been earned.

        Unless otherwise determined by the Compensation Committee, if the recipient's service with the Company and its affiliates ends, all vesting with respect to the restricted stock or restricted stock units ceases, and the Company will repurchase any unvested shares of restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, such unvested shares of restricted stock will be forfeited to the Company for no consideration as of the date of such termination. In the case of restricted stock units, such awards will be cancelled and forfeited for no consideration.

Other Stock-Based Awards

        The Compensation Committee may generally grant other types of stock-based awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise related to shares of common stock. The amended and restated 2007 Stock Incentive Plan provides that the Compensation Committee may establish the terms and conditions of such awards as it determines to be appropriate.

Performance Awards

        As amended and restated, the 2007 Stock Incentive Plan allows the Compensation Committee to grant restricted stock, restricted stock units or another stock-based award as a share-based performance award, or may designate an award as a cash-based performance award, intended to qualify as performance-based compensation under Section 162(m) of the Code. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan for qualified performance-based compensation, including the performance criteria pursuant to which the awards will be paid are disclosed to and timely approved by the stockholders.

        For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable performance period (or, if earlier, by the date on which 25% of the period has been completed, or otherwise as required under Section 162(m) of the Code).

        The performance goals established by the Compensation Committee must be objectively determinable. The 2007 Stock Incentive Plan provides that the Compensation Committee may establish performance goals in its discretion for such awards based on one or more of the following:

  •
  Stock price;

  •
  Market share;

  •
  Earnings per share (basic or diluted);

  •
  Net income;

  •
  Pre-tax operating income;

  •
  Earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation and amortization);

  •
  Profits (including gross or net profits, after-tax profits or pre-tax profits);

  •
  Revenues;

  •
  Financial return ratios;

  •
  Total stockholder return;

  •
  Enterprise value;

  •
  Cash flow measures (including operating cash flow, free cash flow and cash flow return on investment);

  •
  Cash position;

  •
  Return on equity;

  •
  Return on investment;

  •
  Return on assets (gross or net);

  •
  Return on capital;

  •
  Sales;

  •
  Expense measures (including levels of operating expense and expense reduction levels);

  •
  Debt levels (including borrowing capacity);

  •
  Debt to equity ratio;

  •
  Debt to capitalization ratio;

  •
  Consummation of debt offerings;

  •
  Reduction of debt;

  •
  Debt rating;

  •
  Consummation of equity offerings;

  •
  Contractual compliance (including obtaining waivers of non-compliance or amendments of contractual covenants);

  •
  Measures of customer satisfaction;

  •
  Growth in assets, sales or market share;

  •
  Gross or operating margins; or

  •
  Strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

        Performance goals may be based on the performance of the Company and/or its affiliates, based on one or more affiliates, divisions, business units or subsidiaries, or based on any combination of the foregoing. Performance goals also may be expressed by reference to an individual's performance relating to any of the criteria. The Compensation Committee may adjust or modify performance goals for a performance period if the Company is involved in a merger, acquisition or divestiture transaction that has any material effect on the performance goals established at the time of grant only to the extent such adjustment or modification would not affect the status of any award intended to qualify as performance-based compensation under Section 162(m) of the Code.

        The amended and restated 2007 Stock Incentive Plan provides that performance goals may be expressed in such objective form as the Compensation Committee determines, including either in absolute or relative terms (including, but not by way of limitation, by comparison to a pre-established target, to previous years or to other companies or other external measures, including peer companies or an index), in percentages, or in terms of growth over time. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). The 2007 Stock Incentive Plan permits the Compensation Committee to specify when it establishes the performance goals that such goals will be determined either before or after taxes and adjusted to exclude items such as:

  •
  Asset write-downs or impairment charges;

  •
  The effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short-term and/or long-term debt, or other extraordinary non-recurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year or quarterly report for the applicable quarter;

  •
  The effect of currency fluctuations or foreign exchange rates;

  •
  Litigation or claim expenses, judgments or settlements; or

  •
  Changes in accounting principles or tax laws or other laws or provisions affecting reported results.

        The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not increase, an award.

        As noted previously, no individual may be granted share-based performance awards with respect to an aggregate of more than 1,000,000 shares of common stock during any calendar year. In addition, the maximum cash payment that may be made during a calendar year to a participant pursuant to a cash-based performance award is $3,000,000.

        Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the performance goals have been reached. Notwithstanding satisfaction of any performance goals, the Compensation Committee may, in its discretion, reduce the number of shares or amount paid under a performance award based on such criteria as it determines, including but not limited to individual merit. The Compensation Committee cannot waive the performance goal requirements for a covered executive officer except to the extent any such waiver would comply with the rules for "performance-based compensation" under Section 162(m) of the Code.

        The Compensation Committee may, in its discretion, grant awards to covered officers that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

Forfeiture and Clawback Events

        The 2007 Stock Incentive Plan provides that, in addition to forfeitures due to vesting schedules or termination of employment, the Compensation Committee may specify in an award agreement that a participant's rights, payments and benefits with respect to an award (including but not limited to gains recognized upon the exercise of a stock option) will be subject to reduction, forfeiture, recoupment or clawback by the Company upon the occurrence of certain events, including but not limited to termination of service for cause, breach of confidentiality or other restrictive covenants that apply to the participant, engaging in competition against the Company or other conduct or activity by the participant that is detrimental to the business or reputation of the Company. The 2007 Stock Incentive Plan provides that all awards granted under the 2007 Stock Incentive Plan also are subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Change in Control

        As noted above, the Compensation Committee has the authority to accelerate vesting of awards or remove restrictions on awards in connection with a change in control (as defined in the 2007 Stock Incentive Plan). In addition, generally upon a "corporate event," the Compensation Committee may, in its sole discretion, cancel any or all vested and/or unvested awards as of the consummation of the corporate event, and generally pay the holders of such canceled awards the amount of the per share consideration being paid for common stock in connection with the corporate event, less, in the case of options and other awards subject to exercise, the applicable exercise price. These payments may be made in cash or, at the discretion of the Compensation Committee, in another form of consideration that the holder would have received upon the occurrence of the corporate event if he or she had held the shares of common stock covered by the award. "Corporate event" means:

  •
  A merger or consolidation involving the Company in which the Company is not the surviving corporation;

  •
  A merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash;

  •
  A change in control (as defined in the 2007 Stock Incentive Plan); or

  •
  The reorganization or liquidation of the Company.

Amendment or Termination

        The Board of Directors may amend the 2007 Stock Incentive Plan at any time, provided that such action shall be subject to stockholder approval to the extent that stockholder approval is necessary to satisfy applicable requirements of the Code (including, but not limited to Section 162(m) thereof), the requirements of any securities exchange or quotation systems on which the Company's common stock may be listed or quoted or any other applicable law or regulation. The Board of Directors also may suspend or terminate the 2007 Stock Incentive Plan at any time. As amended and restated, unless terminated earlier, the 2007 Stock Incentive Plan will terminate on the day before the 10th anniversary of the effective date of the Plan's most recent restatement. In addition, fractional shares may be eliminated without payment.

        The Board of Directors or the Compensation Committee also may amend the terms of an outstanding award at any time, provided that no amendment can impair the participant's rights under an award unless the participant consents in writing. Again, to emphasize, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

New Plan Benefits

        For additional details concerning awards granted to executive officers and directors under the 2007 Stock Incentive Plan during the fiscal year ended December 28, 2013, see "2013 Summary Compensation Table," "2013 Grants of Plan-Based Awards Table," "Outstanding Equity Awards at 2013 Fiscal Year-End," "2013 Option Exercises and Stock Vested" and "2013 Director Compensation Table." Since awards under the 2007 Stock Incentive Plan generally are made at the discretion of the Compensation Committee (with the exception of annual grants of restricted stock to our non-employee directors—see "Non-Employee Director Compensation"), future awards that may be received by any executive officers or others pursuant to the 2007 Stock Incentive Plan are not presently determinable.

        The following table shows the total number of shares of common stock covered by options and other awards that have been granted to various individuals and groups currently employed by or associated with the Company under the 2007 Stock Incentive Plan since its adoption through March 25, 2014:

Name and Position	Stock Options (Number of Shares)	Restricted Stock (Number of Shares)
Robert B. Toth	1,246,982	46,706
President, Chief Executive Officer and Director
Lynn Amos	323,035	14,946
Chief Financial Officer, Treasurer and Secretary
Josef Sauer	353,035	14,946
President, Separations Media
Phillip E. Bryson	293,035	14,946
Senior Vice President, Corporate Development and Strategy
John J. O'Malley	209,397	9,342
Senior Vice President, Human Resources
All current executive officers as a group	2,653,762	129,503
All current directors who are not executive officers as a group	—	43,785
Michael Graff	—	5,479
Nominee for Director
Christopher J. Kearney	—	3,690
Nominee for Director
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such awards	—	—
All current employees (including all current officers who are not executive officers) as a group	1,161,024	39,037

Market Value of Common Stock

        The closing price of a share of the Company's common stock on the New York Stock Exchange on March 25, 2014 was $35.11.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences that generally apply with respect to awards that may be granted under the 2007 Stock Incentive Plan. This summary is not intended to be a complete discussion of the federal tax treatment of participation in the Plan and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company and its affiliates under certain circumstances. This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. The federal tax information described below is based on laws and regulations currently in effect, and there is no assurance that the laws and regulations will not change and affect the tax information discussed in this section. Because tax results may vary due to individual circumstances, award recipients are urged to consult their independent tax advisors with respect to the tax consequences of the grant, vesting and exercise of awards and the sale of common stock received in connection with an award.

Nonstatutory Stock Options

        The grant of nonstatutory stock options generally has no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income, subject to certain conditions being satisfied. In the event of the disposition of the acquired shares of common stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

Restricted Stock

        There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of restricted stock. The recipient normally will recognize ordinary income when shares of the restricted stock are no longer subject to a substantial risk of forfeiture (in other words, vest) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction, subject to certain conditions being satisfied.

Stock Appreciation Rights

        No income will generally be recognized by a participant in connection with the grant of stock appreciation rights. When the stock appreciation rights are exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock Units

        No income generally will be recognized upon the award of restricted stock units. The recipient of restricted stock units generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Other Stock-Based Awards

        The federal income tax consequences of other stock-based awards will depend on the form of such awards.

Section 162(m) of the Code

        As discussed above, Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1,000,000 with respect to each such officer. However, compensation that qualifies as "performance based compensation" under Section 162(m) of the Code is not subject to this deduction limit. If the amended and restated 2007 Stock Incentive Plan is approved by the Company's stockholders, the Company may or may not determine to design future stock options and designated performance awards granted to covered employees to potentially be able to qualify as "performance-based compensation" that will not be subject to the Section 162(m) deduction limit.

Section 409A of the Code

        Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to meet an exception from or comply with Section 409A of the Code. The 2007 Stock Incentive Plan provides that, unless otherwise provided by the Compensation Committee, awards granted under the 2007 Stock Incentive Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code and the 2007 Stock Incentive Plan shall be operated and administered accordingly. The Company does not guarantee to any participant that the 2007 Stock Incentive Plan or any award granted under the 2007 Stock Incentive Plan complies with or is exempt from Section 409A of the Code and will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of the Company's common stock issuable under all of the Company's equity compensation plans as of December 28, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	3,195,741	$39.60	754,838
Equity Compensation Plans Not Approved by Security Holders(2)	34,600	$5.24	—

Total	3,230,341		754,838

(1)
Includes options to purchase shares of our common stock under our amended and restated 2007 Stock Incentive Plan, which was approved by security holders on May 12, 2011.

(2)
Includes options to purchase shares of our common stock under our 2006 Stock Option Plan, which was adopted prior to our initial public offering and was approved by our Board of Directors. Options granted under this Plan have a 10-year term and are fully vested.

        For more information about the Polypore International, Inc. 2006 Stock Option Plan and 2007 Stock Incentive Plan, please see "Compensation Discussion and Analysis—Long-term Equity Compensation" below and Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2014.

Registration with the SEC

        The Company intends to file a Registration Statement on Form S-8 relating to the issuance of additional common stock under the amended and restated 2007 Stock Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the amended and restated 2007 Stock Incentive Plan by our stockholders.

The Board unanimously recommends a vote FOR the approval of the Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan.

ITEM 4—Advisory Vote to Approve Named Executive Officer Compensation

        In accordance with Section 14A of the Exchange Act, Polypore asks its stockholders to vote to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules (frequently referred to as a "say-on-pay" vote). Currently, advisory say-on-pay votes are scheduled to be held once every year, with the 2015 vote to occur at the 2015 annual meeting of stockholders.

        As an advisory vote, this proposal is not binding on Polypore. However, the Board and the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, value the opinions of Polypore stockholders and expect to continue to consider the outcome of the vote when making future compensation decisions for the Company's executive officers.

        The affirmative vote of a majority of the shares of Polypore common stock present in person or represented by proxy and entitled to be voted on the proposal at the 2014 Annual Meeting is required for advisory approval of this proposal.

        In requesting stockholder approval of the compensation of our Named Executive Officers, the Board urges stockholders to consider the following factors, many of which are more fully discussed in the "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis," below:

  •
  Polypore's five-year total shareholder returns have significantly outperformed both the Russell 2000 and the S&P Industrial Machinery Index.

  •
  Polypore employs a value-based, "pay-for-performance" philosophy that forms the foundation of the Compensation Committee's decisions regarding compensation of Polypore's Named Executive Officers.

  •
  The majority of each Named Executive Officer's compensation over time is at risk, based on Company performance, individual performance or a combination of both.

  •
  Polypore's long-term incentives, issued in the form of option grants and restricted stock, encourage and reward behavior that promotes sustainable growth in stockholder value.

  •
  Polypore's stock ownership guidelines align the financial interests of the Named Executive Officers and the Company's long-term investors.

  •
  Polypore's executive compensation program reflects best practices and is designed to balance risk and reward in relation to the Company's overall business strategy and further align management's interests with the interests of stockholders.

        For these reasons, we are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

        The Board unanimously recommends a vote FOR the approval of the following non-binding resolution:

        RESOLVED, that the compensation of the Company's Named Executive Officers, as disclosed pursuant to SEC rules, including the "Compensation Discussion and Analysis," compensation tables and narrative discussion is hereby APPROVED.

2013 COMPENSATION

Executive Compensation

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 28, 2013.

        The Compensation Committee:

    Michael Graff
    David A. Roberts
    Christopher J. Kearney
    Frederick C. Flynn, Jr.

        The Compensation Committee Report does not constitute soliciting material, and will not be deemed to be filed or incorporated by reference into any other Polypore filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Discussion & Analysis

  Significant Compensation Actions During 2013

        During 2013, the Company and the Compensation Committee made the following decisions and took the following actions with respect to the Company's executive compensation program:

  •
  Reviewed the results of the Company's annual advisory "say on pay" vote held during our 2013 Annual Meeting and determined that the results did not require that the Company make any significant changes to our 2013 compensation program, given the approval of a substantial majority (98.9%) of our stockholders casting votes on the proposal to approve the Named Executive Officer compensation program as described in our 2013 proxy statement;

  •
  Began granting time-vested restricted stock as a portion of equity grants to select employees of the Company;

  •
  Added a fourth member of the Board of Directors, Mr. Frederick C. Flynn, Jr., to the Compensation Committee to assist in the workload placed on the Compensation Committee and to facilitate greater communication between the Compensation Committee and the Audit Committee;

  •
  Continued the Company's engagement of Pearl Meyer & Partners ("PM&P") to review the Company's executive compensation program and recommend changes to improve the Company's compensation program. Additional details on the changes recommended by PM&P can be found under the heading "Compensation Consultant's Recommendations and Changes for 2014" below;

  •
  Based on its review of the Company's financial results for 2013, the Compensation Committee voted to partially fund the Company's Employee Incentive Plan and paid targeted bonuses based on individual and business unit results to select employees from this plan for the 2013 fiscal year; and

  •
  Modified the Company's Employee Incentive Plan for the 2014 fiscal year to place greater emphasis on individual business unit performance and better align employee awards with business unit results and individual achievement.

  Executive Summary

        For 2013, the Company posted revenues of $636.3 million and Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization and certain non-operating items, stock-based compensation and other non-cash or non-recurring charges) of $163.7 million.

        Although the full Company's Adjusted EBITDA for 2013 did not meet the internal target of $237.5 million established by the Compensation Committee in early 2013 for fully funding the incentive compensation pool (we note that the target would have been $215.8 million, after adjusting for the divestiture of the Microporous business), two of the Company's three segments—separations media and transportation and industrial—representing approximately 75% by revenue of the Company's business, achieved their individual targets for revenues and earnings. On this basis, the Compensation Committee determined to partially fund the incentive compensation pool at 62% of target, taking into account factors including the need to motivate and retain key employees and the slower than anticipated market-wide adoption rates of electric drive vehicles. The Compensation Committee approved making cash incentive payments out of the incentive compensation pool to select Company employees, including the Named Executive Officers, based on their individual performance and business unit results.

        The following graph and table compares the cumulative total shareholder return of the Company's common stock for the periods indicated with the total return of the Russell 2000 Index and the Standard & Poor's Index of Industrial Machinery Companies ("S&P Industrial Machinery Index"). The graph assumes $100 invested on December 31, 2007 in the Company, the Russell 2000 Index and the S&P Industrial Machinery Index. Total return represents stock price changes and assumes the reinvestment of dividends.

	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13
Polypore International , Inc.	100.0	157.41	538.76	581.88	615.08	514.55
Russell 2000	100.0	127.17	161.32	154.59	179.86	249.69
S&P Industrial Machinery Index	100.0	139.72	189.94	172.34	219.71	320.36

        The table below compares the percentage growth of the Company's three-year and five-year total shareholder returns (defined for the Company as the change in stock price, because the Company has not declared any dividends over the relevant time period) through December 28, 2013, to the return of the Russell 2000 Index and the S&P Industrial Machinery Index over the same periods.

	Three-Years Return	Five-Years Return
Polypore International, Inc.	-4.49%	414.55%
Russell 2000	54.78%	149.69%
S&P Industrial Machinery Index	68.66%	220.36%

  Compensation Philosophy

        Our Compensation Committee has specifically tailored the Company's compensation program to attract, motivate and retain talented executives and to incentivize the Named Executive Officers and other Company management personnel to achieve short- and long-term performance goals consistent with the creation of long-term total stockholder value. Prior to 2013, we paid our executives a base salary below the market median but provided significant annual bonus opportunities to reward operating performance. Beginning in 2013, based on PM&P's review of the Company's pay practices and its subsequent recommendations, the Company changed our compensation philosophy to pay our executives a base salary near the market median, while continuing to provide annual bonus opportunities to reward performance. In addition, we believe that in order to align executives with the long-term goals of our stockholders, we should have competitive long-term equity incentive plans in place. By weighting our executive compensation towards at-risk, variable incentives that are tied to the Company's performance, we are continuing to implement a compensation philosophy that is focused on achieving short- and long-term performance and maximizing stockholder value. Our Compensation Committee evaluates our compensation plan annually to establish the appropriate ratio between base salary, short-term annual incentive compensation and long-term compensation.

        In 2013, the Compensation Committee continued its engagement with PM&P to review and refine the Company's executive compensation plan, to assist the Compensation Committee in establishing and implementing the Company's compensation philosophy and to make recommendations regarding adjustments to the Company's executive compensation program as appropriate. For more details on PM&P's analysis and recommendations, see the section below entitled, "Compensation Consultant's Recommendations and Changes for 2014."

  Balancing Risk and Performance

        The Polypore executive compensation program is designed to encourage and reward behavior that promotes sustainable growth in stockholder value and align executives with the long-term goals of our stockholders, while avoiding inappropriate risk-taking and conflicts of interest between the executives and the Company's stockholders. Accordingly, compensation risks are assessed and managed by the Compensation Committee appropriately in the context of our business strategies. To further this objective, the Company has included the following in its compensation program:

  •
  The majority of each executive's total compensation over time is variable and depends on individual performance, Company performance or a combination of both;

  •
  An annual incentive program based on the achievement of Company-wide, business unit and individual objectives;

  •
  Long-term equity awards in the form of stock options, providing compensation to the executive only when the Company's stock price increases, and restricted stock, which aligns the executive's interest with the long-term goals of the Company's stockholders;

  •
  Stock ownership guidelines that align the financial interests of the executives and the Company's long-term investors; and

  •
  A Compensation Committee composed of experienced, engaged and independent directors.

  Peer Group of Companies

        The peer group approved by the Compensation Committee consists of 14 comparable companies in the manufacturing industry sector, specifically in the industrial manufacturing, electrical or electronic components, or specialty chemicals segments.

        The selected peer group of companies includes the following:

International Flavors & Fragrances Pall Corp. Donaldson Co., Inc. Enersys, Inc. Sensient Technologies Corp. Brady Corp. Graftech International Ltd.	Nordson Corp. Clarcor, Inc. Graco, Inc. FEI Co. Franklin Electric Co., Inc. Innophos Holdings, Inc. II-VI, Inc.

  Stock Ownership Guidelines

        Since 2011, the Company's Stock Ownership and Retention Guidelines (the "Stock Ownership Guidelines") have required the Company's directors and members of senior leadership to maintain ownership of Company stock valued at or above the target dollar amounts listed below. The Stock Ownership Guidelines encourage and reward behavior that promotes long-term sustainable growth in stockholder value by aligning the interests of the Company's directors and executives with those of the Company's stockholders. The Stock Ownership Guidelines apply to all non-employee directors, all members of the Company's senior leadership team (which includes all Named Executive Officers) and any other key employees that the Compensation Committee may identify from time to time (although no key employees other than the senior leadership team have been identified currently). The Stock Ownership Guidelines establish the following target dollar amounts:

Position	Target Dollar Amount
Non-employee Director	3x annual retainer
Chief Executive Officer	4x annual base salary
Other Senior Leadership Team member and designated key employee	2x annual base salary

        The value of a director's or employee's holdings is based on the average closing price of a share of the Company stock on the first ten trading days of each calendar year. For 2013, the average closing price of a share of the Company stock on the first ten trading days of the year was $37.42. If the director's or employee's holdings meet the Target Dollar Amount at the beginning of the calendar year, the director or employee is considered to have met the Target Dollar Amount for the remainder of the year. The Compensation Committee encourages each director or employee to achieve the specified Target Dollar Amount of share ownership within five years of the latter of the adoption of the guidelines or his or her appointment or election. Until the director or employee has attained the specified Target Dollar Amount, he or she is required to retain all of the net shares received as a result of the exercise of stock options, payout of performance shares or vesting of time-based restricted stock. Net shares are those equity award shares that remain after shares are sold or netted to pay any applicable exercise price or taxes. Shares owned directly, shares owned indirectly through a spouse, sibling, or family trust, shares owned through a company sponsored savings plan, and the net value of vested stock options and vested restricted stock are counted as shares owned for purposes of determining whether the Target Dollar Amount has been reached. The Stock Ownership Guidelines apply until each director or employee resigns or retires, except that, for a director or employee who has reached age 60, the Target Dollar Amount is reduced by 10% each year for five years to allow for diversification of the director's or employee's portfolio.

        As of January 1, 2014, all of the Named Executive Officers had attained the applicable Target Dollar Amount for 2014.

  Role of the Compensation Committee

        The Compensation Committee is responsible for determining the Company's compensation and benefit plans generally, and establishes and reviews all compensatory plans and arrangements with respect to the Named Executive Officers. In addition to other meetings throughout the year, the Compensation Committee meets early in each fiscal year to evaluate the achievement of performance goals for the prior fiscal year, set new performance goals for the current fiscal year and consider compensation adjustments. The Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year.

        In 2012, the Compensation Committee engaged PM&P as its independent compensation consultant to perform a detailed study and review of the Company's executive compensation philosophy and practices. Based on the results of the study and review, in early 2013, the Compensation Committee approved certain changes to the Company's executive compensation practices to better allow the Company to attract and retain quality executives and to strengthen the correlation between executive compensation and total shareholder return. PM&P provides no other services to the Company. For more details on the changes to the Company's executive compensation practices for 2013, see the section below entitled, "Summary of Changes for 2013."

        In 2013, the Compensation Committee continued its engagement with PM&P as its independent compensation consultant. The Compensation Committee assesses the independence of PM&P annually; in 2013, the Compensation Committee concluded that no conflict of interest exists that would prevent PM&P from independently representing the Compensation Committee. For more details on PM&P's analysis and recommendations, see the section below entitled, "Compensation Consultant's Recommendations and Changes for 2014."

  Components of Compensation for 2013

        For 2013, the compensation provided to the Named Executive Officers consisted of the same elements generally available to our non-executive employees, including base salary, annual cash bonus, equity-based compensation and benefits, along with perquisites provided on a case-by-case basis, each of which is described in more detail below. The mix of cash- and equity-based compensation, as well as the relationship of fixed to performance-based compensation, results in weighting executive compensation more heavily towards non-guaranteed variable incentives for the Named Executive Officers.

  Base Salary

        The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. Base salary for our Chief Executive Officer is set by the Compensation Committee effective January 1 of each year and for all other Named Executive Officers effective as of the payroll period closest to April 1 of each year. Our Chief Executive Officer provides recommendations to the Compensation Committee for each Named Executive Officer other than himself. In making his recommendations, the Chief Executive Officer, in conjunction with the Senior Vice President, Human Resources, reviews compensation surveys published by Towers Watson and Mercer not for benchmarking purposes, but instead to have a better understanding of market compensation. In determining base salary for any particular year, the Committee considers, in addition to the Chief Executive Officer's recommendations, individual performance for the prior year, the ratio of fixed compensation to overall compensation and changes in the cost of living during the prior year. As discussed in "Role of the Compensation

Committee" above, Polypore engaged PM&P in 2013 to review the Company's base salary, total cash compensation and total direct compensation.

  Annual Incentive Bonuses

        Annual incentive bonuses are intended to compensate executives for achieving our annual financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives.

        The size of the annual incentive bonus pool is determined initially by a formula based on achievement of a target level of Company Adjusted EBITDA, but can be adjusted up or down in the discretion of the Compensation Committee based on Company performance, market dynamics and achievement of non-financial objectives, among other factors. The formula and the target Adjusted EBITDA level are established by the Compensation Committee at the beginning of each calendar year. The Compensation Committee seeks to set the target Adjusted EBITDA level at a challenging, yet achievable figure.

        In each year in which incentive bonuses are paid, the size of the annual incentive bonus for each individual Named Executive Officer may be impacted by the Named Executive Officer's performance relative to his individual goals and objectives. At the beginning of each year, the Chief Executive Officer, in consultation with the Compensation Committee and the Named Executive Officer, reviews and approves the goals and objectives for each Named Executive Officer other than himself. These goals vary from year to year, are individualized to each Named Executive Officer's business unit or department and include both business unit and individual goals. Those metrics include, as applicable to each individual, items such as business unit Adjusted EBITDA, environmental safety and health performance, revenue growth, profitability, cash generation, strategic initiatives, market expansion, people management and development, labor relations, SOX compliance, supply chain management and customer relations. Shortly after the end of the calendar year, the Chief Executive Officer, in consultation with the Compensation Committee, reviews each Named Executive Officer's performance relative to his individual bonus metrics established at the beginning of the year. The actual bonus amount for each Named Executive Officer is then determined by the Compensation Committee, with input from the Chief Executive Officer for all Named Executive Officers other than himself, based on the relative size of the annual incentive bonus pool as it relates to target, business unit performance relative to the other business units, and the individual Named Executive Officer's performance with respect to his individual goals.

        For 2013, the Compensation Committee established the following targets for Named Executive Officers' annual incentive bonuses. These targets were unchanged from prior years' targets:

Name	Target Bonus (as a percentage of base salary)
Robert B. Toth	100%
Lynn Amos	70%
Josef Sauer	70%
John J. O'Malley	70%
Phillip Bryson	70%

        Although there is no set formula for determination of the Named Executive Officers' bonus amount, the primary factor in the Compensation Committee's determination is the size of the Company's annual bonus pool, with the secondary factors of relative business unit performance and performance with respect to individual goals being used in the discretion of the Compensation Committee to adjust the size of the individual Named Executive Officer's bonus amount. For 2013, the Company's Adjusted EBITDA for 2013 did not meet the internal target of $237.5 million established by the Compensation Committee in early 2013 for fully funding the incentive compensation pool (we note that the target would have been $215.8 million, after adjusting for the divestiture of the Microporous business). However, because two of the Company's three segments—separations media and transportation and industrial—representing approximately 75% by revenue of the Company's business, achieved their individual targets for revenues and earnings, the Compensation Committee determined to partially fund the incentive compensation pool at 62% of target, taking into account factors including the performance of the separations media and transportation and industrial business segments, the need to motivate and retain key employees and the slower than anticipated market-wide adoption rates of electric drive vehicles.

        For 2013, Mr. Toth's individual performance goal metrics included Adjusted EBITDA, revenue growth and profitability measured on an enterprise-wide level. Mr. Amos' performance goal metrics included management of capital spending, cash management, SOX compliance and financial risk management. Mr. Bryson's performance goal metrics included revenue growth, profitability and market share growth in the transportation and industrial business segment, as well as specific goals related to the successful divestiture of the Microporous business. Mr. Sauer's performance goal metrics included revenue growth, profitability and market share growth in the separations media segment, as well as specific goals related to the growth of the segment's industrial filtration business line and start-up of the medical modules business. Mr. O'Malley's performance goal metrics included retention and development of succession plans for senior leadership positions within the Company, continuous improvement of environmental, safety and health metrics, and continued development and management of the Company's compensation and benefits programs.

  Long-term Equity Compensation

        Prior to 2013, all of the long-term equity incentives granted to Named Executive Officers have been in the form of stock options, which we believe has provided an effective incentive with respect to Company performance and an effective retention mechanism as a result of the applicable vesting mechanics of the awards. The number of options granted to each executive was determined by the Compensation Committee and was primarily based upon the executive's relative position within the Company, as well as the executive's contribution to the Company's operating results and his expected future contribution.

        During fiscal year 2007, we adopted our 2007 Stock Incentive Plan to give more flexibility to the Compensation Committee by allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including nonqualified stock options, shares of restricted stock and other awards that are valued by reference to, or otherwise based on, the fair market value of our common stock.

        In February 2013, the Compensation Committee, with the assistance of PM&P, moved toward a pattern of annual equity grants for the Named Executive Officers and awarded time-vested stock option grants and restricted stock grants to the Named Executive Officers under the 2007 Stock Incentive Plan. The options were issued with an exercise price equal to the fair market value of the Company's stock on the grant date ($36.42), have a 10-year term and vest annually in equal one-third increments beginning on February 25, 2014. The options will be fully vested as of February 25, 2016. The restricted stock vests annually in equal one-third increments beginning on February 25, 2014, and will be fully vested as of February 25, 2016. The Compensation Committee approved the following awards of stock option grants and restricted stock grants to the Named Executive Officers listed below:

        On February 25, 2013, the Company awarded time-based stock options and time-based restricted stock to the following Named Executive Officers:

  •
  Robert B. Toth: 101,689 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 22,882 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014;

  •
  Lynn Amos: 32,541 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 7,322 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014;

  •
  Phillip Bryson: 32,541 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 7,322 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014; and

  •
  Josef Sauer: 32,541 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 7,322 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014.

  •
  John O'Malley: 20,338 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 4,577 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014.

        For additional detail, see "Summary of Changes for 2013", below.

  Perquisites and Other Benefits

        The Named Executive Officers are eligible to receive the same benefits that are available to the majority of the Company's employees, including life, health and disability insurance benefits. We also provide certain perquisites to the Named Executive Officers, on a case-by-case basis, including a car allowance, dues and tax preparation services. We believe that it is necessary to provide such perquisites given the competitive market for talent in our industry and to enhance executive focus and time spent on Company priorities and goals.

        Beginning in 2013, the Compensation Committee eliminated all tax gross-ups for executive perquisites.

  Deferred Savings Plan

        The Compensation Committee has established the Polypore International, Inc. Deferred Savings Plan (the "DSP"). The DSP is a nonqualified deferred compensation plan for a select group of management or highly compensated employees of the Company and its participating affiliates and subsidiaries, as well as non-employee directors of the Company. The Compensation Committee appointed a committee to administer the DSP (the "Plan Committee"), and the Compensation Committee or the Plan Committee may select the employees who will participate in the DSP. As of January 1, 2013, the Compensation Committee designated Robert B. Toth, Lynn Amos, Phillip E. Bryson and John O'Malley as the Named Executive Officer participants in the DSP.

        Employee participants generally are eligible to defer up to 100% of their base salary and 100% of their annual bonus and other bonus compensation. Deferral elections must be made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Employee participants who also participate in the Polypore, Inc. Retirement Savings Plan (the "401(k) Plan") may contribute excess deferrals to the DSP, which are contributions that are credited to the DSP because either: (a) the participant's earnings have exceeded the Code Section 401(a)(17) limit for the year ($255,000 for 2013) and/or (b) the participant's deferrals to the 401(k) Plan have reached the Code Section 402(g) limit for the year ($17,500 for 2013). The DSP also will provide employer contributions, generally using the 401(k) Plan formulas for employer nonelective and matching contributions, for compensation in excess of the Code Section 401(a)(17) compensation limit for the year. Compensation for purposes of these employer contributions under the DSP is determined without reduction for deferrals made by the employee to the DSP. Non-employee directors generally are eligible to defer up to 100% of their annual cash retainer fees and annual cash meeting fees from the Company. Participants are fully vested in all contributions credited to the DSP.

        Participants may allocate the amounts deferred under the DSP among designated benchmark funds. The benchmark funds track the mutual fund performance they each represent, but the participants do not invest directly in these funds.

        Generally, participants may elect to receive each year's deferral balance upon separation from service or at a future fixed date that is at least three years beyond the applicable DSP year, either in a lump sum or installments. If the participant is a "specified employee" under Code Section 409A, the first payment following a separation from service generally must be postponed for six months following termination. Depending on a participant's elections, distribution may be made earlier upon a disability (as defined in the DSP). Under certain circumstances, participants also may request distributions for an unforeseeable emergency. In the event of a participant's death, the entire deferral balance (including any remaining installment payments) will be paid in a lump sum to the participant's beneficiaries. In the event of a "change in control" (as defined in the DSP) of the Company, the participants will receive a lump sum distribution of their DSP accounts.

        The Compensation Committee retains the discretion to amend or terminate the DSP at any time (provided that an amendment generally cannot reduce a participant's benefits as of the date of the amendment). The DSP can be terminated and liquidated as permitted by Code Section 409A.

        During 2013, the Company contributed the amounts shown on the chart below to the DSP accounts of the following Named Executive Officers. No Company contributions were made to Josef Sauer, who was not a designated participant in the DSP for 2013. No directors participated in the DSP:

Name	Company Contribution to DSP ($)
Robert B. Toth	40,252
Lynn Amos	6,954
Josef Sauer	—
Phillip Bryson	11,980
John O'Malley	2,184

  Severance Benefits

        Each of the Named Executive Officers is entitled to receive severance benefits upon certain qualifying terminations of employment, based either on an applicable provision in such executive's employment agreement or pursuant to the terms of our Severance Policy. These severance arrangements are intended to retain executives and provide continuity of management in connection with a threatened or actual change in control transaction.

        The Compensation Committee has established a Change in Control severance policy in which the Company has entered into a contractual arrangement with each Named Executive Officer and other members of senior management and through which each of the Named Executive Officers is entitled to receive severance benefits upon qualifying termination of employment after a qualifying change in control of the Company (referred to as a "double-trigger" change in control severance benefit). These Change in Control benefits will supersede similar provisions in the executive's employment agreement, as applicable. For details on employment agreements entered into with Named Executive Officers, see the subsection titled, "Employment Agreements" in "Potential Payments upon Termination or Change in Control", below. For additional detail, see "Summary of Changes for 2013", below.

Summary of Changes for 2013

        Beginning in October 2012, the Compensation Committee engaged PM&P to thoroughly review the Company's executive compensation philosophy and practices and to make recommendations to further align the Company's executive compensation practices with its goals, with specific focus on aligning pay for performance. PM&P began its study by providing the Compensation Committee with market-based compensation references for its executive officer positions. The market references were developed from pay data disclosed in public filings of the group of peer companies approved by the Compensation Committee (see the subsection, "Peer Group of Companies" in "Compensation Discussion and Analysis", above) and from a variety of published national executive compensation surveys. In 2013, the Compensation Committee continued its engagement with PM&P, and based on PM&P's recommendations and its own independent judgment, the Compensation Committee made certain changes to the Company's compensation practices, including the changes described below:

        During 2013, the Compensation Committee implemented the following actions:

  •
  Increased base salary for the Named Executive Officers and other members of the senior management team in 2013 to a level, which, when combined with increases for 2014, were designed to bring the Company's base salaries approximately to the median of the peer group companies by the 2014 fiscal year;

  •
  Eliminated all tax gross-ups for executive perquisites and payments made pursuant to severance agreements (excluding Mr. Toth's 2006 employment agreement, which includes a tax gross-up provision for severance payments, until such time as it is renegotiated or replaced);

  •
  Entered into Change in Control Severance Agreements with each of the Named Executive Officers and certain other members of senior management. For more detail on the change in control agreements, see the section below titled, "Potential Payments Upon Termination or Change in Control";

  •
  Granted time-based stock options and time-based restricted stock in amounts determined to be between the fiftieth and seventy-fifth percentiles of the Company's peer group, with grants made based on the closing price of the Company's common stock on the third trading day after the Company announces earnings for the previous fiscal year; and

  •
  Changed the grant date for granting restricted stock to the Company's non-employee directors, with grants to be made based on the closing price of the Company's common stock on the third trading day after the Company announces earnings for the previous fiscal year.

Compensation Consultant's Recommendations and Changes for 2014

        For 2014, PM&P recommended and the Compensation Committee approved the following changes to the Company's compensation program:

  •
  Modify its annual incentive bonus plan to more effectively align employee actions with bonus awards. Accordingly, changing the funding formula for the annual incentive bonus plan to the following:

  •
  Target funding for each business segment (electronics and EDVs, transportation and industrial and separations media) will be based upon the individual business segment's actual EBITDA performance relative to budget EBITDA;

  •
  Employees of each business segment, other than the business segment President, will be rewarded based on the achievement of that business's budget EBITDA and their functional and individual performance;

  •
  Business segment President bonuses will be evaluated based one half on the business segment performance and one half on enterprise performance;

    •
    Employees not assigned to a specific business segment (for example, the Chief Executive Officer, Chief Financial Officer, finance, information technology) will have bonus opportunities based on the average of the three business segment's factors; and

    •
    As in the past, actual bonus payments to individual participants will be subject to adjustment for achievement of performance goals, and all payment to Named Executive Officers will be subject to Compensation Committee approval.

  •
  As recommended in 2013, increase base salary for the Named Executive Officers and other members of the senior management team to a level which is designed to bring the Company's base salaries approximately to the median of the peer group companies.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1,000,000 in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        The Compensation Committee considers the impact of this rule when developing and implementing short- and long-term incentive programs. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including base salaries, incentive plan awards and grants of deferred shares (restricted stock and retention units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

2013 Summary Compensation Table

        The following table shows information regarding the total compensation earned during the fiscal years ended December 28, 2013; December 29, 2012; and December 31, 2011, by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were employed by us as of December 28, 2013, and whose total compensation exceeded $100,000 during that fiscal year.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Robert B. Toth	2013	760,000	833,362	1,923,956	490,000	99,973	4,107,291
President, Chief Executive	2012	680,000	—	—	—	98,476	778,476
Officer and Director	2011	630,000	—	13,445,684	950,000	138,275	15,163,959
Lynn Amos	2013	341,923	266,667	615,676	172,000	35,328	1,431,594
Chief Financial Officer	2012	316,500	—	—	—	26,320	342,820
Treasurer and Secretary	2011	304,577	—	4,302,619	325,000	26,899	4,959,095
Josef Sauer(4)	2013	330,101	266,667	615,676	190,000	85,951	1,488,395
President, Separations Media	2012	305,659	—	—	—	85,724	391,383
	2011	319,353	—	4,302,619	320,000	89,035	5,031,007
Phillip E. Bryson	2013	303,269	266,667	615,676	160,000	141,647	1,487,259
Senior Vice President Corporate	2012	280,423	—	—	—	38,809	319,232
Development and Strategy	2011	263,692	—	4,302,619	285,000	32,936	4,884,247
John J. O'Malley	2013	281,615	166,694	384,795	168,000	37,080	1,038,184
Senior Vice President, Human	2012	264,038	—	—	—	34,871	298,909
Resources	2011	253,846	—	2,689,137	270,000	34,609	3,247,592

(1)
Amounts included in the "Stock Awards" column for 2013 reflect the grant date fair value for restricted stock awards granted during 2013 as calculated under Financial Accounting Standards Board Accounting Standards Codification

  Topic 718 ("FASV ASC Topic 718"). Amounts included in the "Option Awards" column for 2013 reflect the grant date fair value for stock options granted during 2013 as calculated under FASB ASC Topic 718. Assumptions used in the calculation of these fair values are included in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2014.

(2)
Amounts included in this column for 2013 reflect non-equity incentive plan compensation earned under our Employee Incentive Program, which were paid in March 2014.

(3)
All Other Compensation consists of the following items for 2013:

•
Mr. Toth—Tax preparation fees of $10,550, employer basic and matching 401(k) contributions of $20,400, employer basic and matching deferred savings plan contributions of $40,252, car allowance of $12,000, life insurance and disability premiums of $9,341 and dues of $7,430.

•
Mr. Amos—Employer basic and matching 401(k) contributions of $20,619, employer basic and matching deferred savings plan contributions of $6,954, tax preparation fees of $325 and dues of $7,430.

•
Mr. Sauer—Life insurance premiums of $60,951, car allowance of $23,550 and statutory savings and vacation allowances of $1,450.

•
Mr. Bryson—Transaction bonus of $100,000, employer basic and matching 401(k) contributions of $20,282, employer basic and matching deferred savings plan contributions of $11,980, tax preparation fees of $1,955 and dues of $7,430.

•
Mr. O'Malley—Employer basic and matching 401(k) contributions of $20,266, employer basic and matching deferred savings plan contributions of $2,184, car allowance of $6,000, tax preparation fees of $1,200 and dues of $7,430.

(4)
Mr. Sauer's annual salary was €229,173 in 2011, €237,645 in 2012 and €248,589 in 2013. Mr. Sauer was compensated in euros. The 2011 compensation amounts shown in the table were translated into U.S. dollars using an exchange rate of $1.3935 per euro, which was the average exchange rate during 2011. The 2012 compensation amounts shown in the table were translated into U.S. dollars using an exchange rate of $1.2862 per euro, which was the average exchange rate during 2012. The 2013 compensation amounts shown in the table were translated into U.S. dollars using an exchange rate of $1.3280 per euro, which was the average exchange rate during 2013.

2013 Grants of Plan Based Awards Table

        This table discloses the potential future payouts under our non-equity incentive plan and grants under our 2007 Stock Incentive Plan.

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)		Maximum ($)(2)
Robert B. Toth	—	—	795,000		—	—	—	—	—
	2/25/2013	—	—		—	22,882	—	—	833,362
	2/25/2013	—	—		—	—	101,689	$36.42	1,923,956
Lynn Amos	—	—	269,500		—	—	—	—	—
	2/25/2013	—	—		—	7,322	—	—	266,667
	2/25/2013	—	—		—	—	32,541	$36.42	615,676
Josef Sauer	—	—	241,500	(3)	—	—	—	—	—
	2/25/2013	—	—		—	7,322	—	—	266,667
	2/25/2013	—	—		—	—	32,541	$36.42	615,676
Phillip E. Bryson	—	—	224,000		—	—	—	—	—
	2/25/2013	—	—		—	7,322	—	—	266,667
	2/25/2013	—	—		—	—	32,541	$36.42	615,676
John J. O'Malley	—	—	214,900		—	—	—	—	—
	2/25/2013	—	—		—	4,577	—	—	166,694
	2/25/2013	—	—		—	—	20,388	$36.42	384,795

(1)
The following equity awards were made to Named Executive Officers in 2013 under the 2007 Stock Incentive Plan:

•
Robert B. Toth: 101,689 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 22,882 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014;

•
Lynn Amos: 32,541 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 7,322 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014;

•
Josef Sauer: 32,541 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 7,322 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014;

•
Phillip E. Bryson: 32,541 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 7,322 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014; and

•
John J. O'Malley: 20,338 options to purchase stock at a strike price of $36.42, vesting equally over three years beginning February 25, 2014, and 4,577 restricted shares, with restrictions lapsing equally over three years beginning February 25, 2014.

(2)
The Compensation Committee follows the guidelines of the Employee Incentive Plan and 2007 Stock Incentive Plan regarding the setting of target bonus amounts and the conditions under which awards may be granted, as applicable. Neither the Employee Incentive Plan nor the 2007 Stock Incentive Plan provides for threshold or maximum awards to an individual. See "Annual Incentive Bonuses" in the "Components of Compensation for 2013" section of this Proxy Statement for further information regarding the variability of the payouts under the Employee Incentive Program and for how target amounts are determined as a percent of annual base salary.

(3)
Translated into U.S. dollars using an exchange rate of $1.3760, which was the exchange rate as of December 28, 2013.

Outstanding Equity Awards at 2013 Fiscal Year End

        This table discloses certain information regarding unexercised options and unvested restricted stock grants held by each of our Named Executive Officers as of December 28, 2013, our fiscal year end.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Robert B. Toth	491,467	—		9.94	5/29/19
	333,333	166,667	(1)	56.98	8/23/21
	33,897	67,792	(2)	36.42	2/25/23	22,882	(4)	$869,745
Lynn Amos	30,392	—		5.24	6/15/16
	100,000	—		9.94	5/29/19
	106,667	53,333	(1)	56.98	8/23/21
	10,847	21,694	(2)	36.42	2/25/23	7,322	(4)	$278,309
Josef Sauer	82,640	—		9.94	5/29/19
	106,667	53,333	(1)	56.98	8/23/21
	10,847	21,694	(2)	36.42	2/25/23	3,832	(4)	$145,654
Phillip E. Bryson	23,333	—		9.94	5/29/19
	106,667	53,333	(1)	56.98	8/23/21
	10,847	21,694	(2)	36.42	2/25/23	7,322	(4)	$278,309
John O'Malley	60,000	—		9.94	5/29/19
	66,667	33,333	(1)	56.98	8/23/21
	6,779	13,559	(2)	36.42	2/25/23	2,638	(4)	$100,270

(1)
One-third of the $56.98 options vest each year. The first third vested on December 1, 2012, the second third vested on December 1, 2013, and the final third will vest on December 1, 2014. Options are also subject to accelerated vesting upon a change in control.

(2)
One-third of the $36.42 options vest each year. The first third vested on February 25, 2014, the second third will vest on February 25, 2015, and the final third will vest on February 25, 2016. Options are also subject to accelerated vesting upon a change in control.

(3)
Based on the closing price of $38.01 of our common stock on December 27, 2013.

(4)
Restricted shares awarded on February 25, 2013 vest at the rate of one third per year, with vesting dates of February 25, 2014; February 25, 2015; and February 25, 2016.

2013 Option Exercises and Stock Vested

        This table discloses certain information regarding each exercise of stock options and each vesting of restricted stock during the 2013 fiscal year on an aggregated basis.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert B. Toth	—	—		—		—
Lynn Amos	—	—		—		—
Josef Sauer	10,000	$350,600	(1)	3,490	(2)	127,106	(4)
Phillip E. Bryson	—	—		—		—
John O'Malley	—	—		1,939	(3)	88,477	(5)

(1)
Based on a market price of $45.00 as of August 5, 2013, on which date Mr. Sauer exercised 10,000 options with an exercise price of $9.94.

(2)
The restricted shares vested on February 25, 2013 and were forfeited to the Company for payment of tax withholding obligations resulting from the grant of restricted stock.

(3)
The restricted shares vested on August 26, 2013 and were forfeited to the Company for payment of tax withholding obligations resulting from the grant of restricted stock.

(4)
Based on a market price of $36.42 as of February 25, 2013, the date on which the shares vested.

(5)
Based on a market price of $45.63 as of August 26, 2013, the date on which the shares vested.

2013 Nonqualified Deferred Compensation

        This table sets forth information regarding our Named Executive Officers' participation in our DSP.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert B. Toth	30,189	40,252	5,924	—	76,366
Lynn Amos	5,215	6,954	—	—	12,169
Josef Sauer	—	—	—	—	—
Phillip E. Bryson	10,729	11,980	52	—	22,761
John J. O'Malley	25,269	2,184	(77)	—	27,375

(1)
Amounts shown as executive contributions or Company contributions are fully reported in the 2013 Summary Compensation Table above.

(2)
The earnings, if any, for 2013 were neither above market nor preferential, so none of these amounts are reported in the 2013 Summary Compensation Table above.

(3)
The DSP was a new plan for 2013, and thus none of these amounts have been included in prior years' Summary Compensation Tables.

        On December 27, 2012, the Compensation Committee adopted the Polypore International, Inc. Deferred Savings Plan. The DSP is a nonqualified deferred compensation plan for a select group of management or highly compensated employees of the Company and its participating affiliates and subsidiaries. See "Deferred Savings Plan" in the "Compensation Discussion and Analysis" section of this Proxy Statement for further information regarding the DSP.

Potential Payments upon Termination or Change in Control

  Employment Agreements

        We are a party to an employment agreement with Mr. Toth, with an initial term that ran until July 6, 2009, and that is automatically renewed for successive one-year terms thereafter unless and until either party delivers notice of termination within 120 days of the expiration of the then current term. Mr. Toth's salary was $760,000 for 2013. Mr. Toth's salary can be increased (but not decreased) at the discretion of the Board. As of January 1, 2014, Mr. Toth's salary was increased to $795,000. Mr. Toth is also eligible to receive incentive bonus compensation with a target of not less than 100% of his base salary. During the term of Mr. Toth's employment and for a period of two years thereafter, Mr. Toth is subject to customary restrictive covenants including non-compete and non-solicitation covenants and a non-interference covenant with regard to service providers to the Company.

        If Mr. Toth resigns with good reason or is terminated without cause, or his employment term is not extended, in each case including as a result of a change of control, his severance amount will be calculated based on two times his base salary and bonus (with bonus calculated using a 3-year average), to be paid in a lump sum within 15 business days following the termination of employment. Mr. Toth will also receive the continuation of benefits for him and his covered dependents for 24 months following such termination.

        We are also a party to an employment agreement with Mr. Sauer, with a term that runs until Mr. Sauer's retirement or until terminated by either party, with a required notice period of 12 months. Under the terms of the employment agreement, Mr. Sauer's annual salary was €248,589 during 2013. Mr. Sauer is also eligible to receive incentive bonus compensation with a target of 70% of his base salary. Additionally, we have agreed to provide certain retirement benefits through the purchase of life insurance contracts for Mr. Sauer. In the event that we terminate Mr. Sauer, he will receive a lump sum severance payment equal to his current annual salary.

  Severance Policy

        Each of our executive officers, other than Mr. Toth and Mr. Sauer, participates in our Severance Policy, which provides severance benefits upon certain terminations without cause, including terminations in connection with a merger, consolidation or similar change of control event. The severance benefits consist of one year's base salary, payable at the Company's discretion in a lump sum or bi-weekly as salary continuation for a period of one year, and medical benefits for one year.

  Change of Control Agreements

        Effective February 2013, we are party to change in control agreements with certain senior executive officers, including our Named Executive Officers. The change in control agreements provide for the following upon an actual or constructive termination not for cause within two years following a change in control (as defined in the change in control agreements): (i) a lump sum cash payment equal to two times the executive's annual base salary (three times annual base salary for Mr. Toth); (ii) a lump sum cash payment equal to two times the executive's annual bonus (three times annual bonus for Mr. Toth), which shall be calculated using the greatest of the executive's (a) target or actual annual bonus for the year in which the termination date occurs, (b) target or actual bonus for the year in which the change in control occurs, or (c) the average actual bonus for the three full fiscal years prior to the year in which the termination date occurs; (iii) continuation of certain benefits for two years (three years for Mr. Toth), including participation in our medical, dental, vision, long-term disability and life insurance plans, among others, which were provided to the executive immediately prior to the change in control. Upon the executive's qualifying termination, all unexercised stock options will be immediately exercisable and any unvested restricted stock will be immediately vested. All stock options will remain exercisable for the shorter of (x) the original term of the options, and (y) two years (three years for Mr. Toth) following the termination date (extended to three years following the termination date if the executive has attained the age of 55 and has achieved ten years of service). In certain circumstances, amounts paid to executives will be reduced to the minimum extent necessary so that no portion of any such payment or benefit constitutes a parachute payment.

  2007 Stock Incentive Plan

        Under our 2007 Stock Incentive Plan, in the event of a change in control the Compensation Committee has the discretion to (i) provide that any outstanding awards that are unexercisable or otherwise unvested may become immediately exercisable and otherwise fully vested, (ii) provide for the termination of an award upon the consummation of the change in control and the payment of a cash amount in exchange for the cancellation of an award, and/or (iii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award. If an option recipient's employment with the Company is terminated for any reason other than by the Company for Cause (as defined in the 2007 Stock Incentive Plan) or by reason of the option recipient's death or disability, any unvested options shall expire as of the date of such termination and any vested options shall remain exercisable until the earlier of the expiration date of the options or the date that is 90 days after the date of such termination. If an option recipient's employment with the Company terminates by reason of the recipient's death or disability, any unvested options shall expire as of the date of such termination and any vested options shall expire on the earlier of the expiration date of the options or the date that is 12 months after the date of the recipient's death or disability. If an option recipient's employment with the Company is terminated by the Company for Cause, all options (whether or not vested) shall immediately expire as of the date of such termination. The 2007 Stock Incentive Plan provides that the Compensation Committee has the discretion to modify these general provisions in the individual equity grant agreements. As of December 28, 2013, under the 2007 Stock Incentive Plan there were stock options for 3,195,741 shares of common stock outstanding, of which 2,237,974 were vested. As of March 25, 2014, there were stock options for 3,481,653 shares of common stock outstanding of which 2,270,596 were vested and 298,952 shares of common stock remain available for future awards.

        In the event that the terms of any employment agreement, any change in control agreement or the 2007 Stock Incentive Plan (or any grant agreement thereunder) conflict, the terms that are most beneficial to the employee shall control.

  Tabular Summary

        The table below reflects the amount of compensation and benefits payable to each Named Executive Officer in the event of (a) termination for cause or without good reason, referred to as a voluntary termination, (b) termination other than for cause or with good reason, referred to as involuntary termination, (c) termination in connection with a change in control, (d) death or (e) disability. The amounts shown assume that the applicable triggering event occurred on December 28, 2013, are based on a $38.01 closing price of our common stock as of December 27, 2013, and therefore are estimates of the amounts that would have been paid to the Named Executive Officers upon the occurrence of such triggering event.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination ($)		Change in Control(1) ($)		Death ($)		Disability ($)
Robert B. Toth	Cash Severance	—	2,480,000		4,560,000		760,000	(2)	760,000
	Continued Benefits	—	199,946		299,919		25,932		25,932
	Stock Option Acceleration	—	—		161,686		—		—
	Restricted Stock Vesting Acceleration	—	—		1,031,431		—		—

	TOTAL		2,679,946		6,053,036		785,932		785,932
Lynn Amos	Cash Severance	—	350,000		1,190,000		—		—
	Continued Benefits	—	12,966		70,656		—		—
	Stock Option Acceleration	—	—		51,740		—		—
	Restricted Stock Vesting Acceleration	—	—		330,049		—		—

	TOTAL		362,966		1,642,445		—		—
Josef Sauer	Cash Severance	—	342,058	(3)	1,159,998	(3)	—		113,579
	Continued Benefits	—	—		—		—		—
	Stock Option Acceleration	—	—		51,740		—		—
	Restricted Stock Vesting Acceleration	—	—		197,394		—		—

	TOTAL		342,058		1,409,132		—		113,579
Phillip E. Bryson	Cash Severance	—	310,000		1,140,000		—		—
	Continued Benefits	—	16,805		83,294		—		—
	Stock Option Acceleration	—	—		51,740		—		—
	Restricted Stock Vesting Acceleration	—	—		330,049		—		—

	TOTAL		326,805		1,605,083		—		—
John O'Malley	Cash Severance	—	287,000		975,800		—		—
	Continued Benefits	—	12,966		74,160		—		—
	Stock Option Acceleration	—	—		32,377		—		—
	Restricted Stock Vesting Acceleration	—	—		132,607		—		—

	TOTAL		299,966		1,214,944		—		—

(1)
The Cash Severance amount listed would be payable only if the Named Executive Officer is terminated as a result of the change in control, which would be considered an involuntary termination. The stock option acceleration benefit was calculated based on the difference between the fair market value of a share of Polypore common stock at December 28, 2013 ($38.01) and the strike price of the unvested options multiplied by the number of unvested stock options held by each executive.

(2)
In the case of death or disability, Mr. Toth, or his estate, is entitled to receive his pro-rated bonus assuming we have achieved our performance targets. Mr. Toth and his dependents are also entitled to continued medical benefits for up to 24 months. Amounts shown reflect the fact that Mr. Toth was employed until the last day of the fiscal year.

(3)
Amounts translated into U.S. dollars using the December 28, 2013 exchange rate of $1.3760 per Euro. Mr. Sauer is to receive €248,589 in severance upon his termination by the Company. He will also receive €82,543 if he becomes disabled.

Compensation of Non-Employee Directors

Non-Employee Director Compensation

        We pay our non-employee directors (the "Non-Employee Directors") an annual retainer fee of $40,000, plus meeting attendance fees of $2,500 for each regular Board meeting they attend in person; $1,000 for each regular Board meeting they attend by telephone; and $500 for each telephonic Board meeting they attend. In addition, we pay each of our Non-Employee Directors $5,000 per year for each Board committee for which they act as chair, except for the Audit Committee chair who receives $15,000. Except for the restricted stock award described below, such directors can choose to have their compensation paid in the form of either cash or stock.

        In 2013, our Non-Employee Directors received restricted stock awards of $60,000 each. The restricted stock will vest in equal one-third increments over a period of three years. We also may from time to time grant our Non-Employee Directors options to purchase shares of our common stock in amounts and upon terms to be determined by the Board. No such options were granted in 2013.

        Other than Non-Employee Directors, we do not compensate our directors for serving on the Board or any of its committees. We do, however, reimburse each member of the Board for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

        The following table shows information regarding the compensation earned by our Non-Employee Directors during the fiscal year ended December 28, 2013. Mr. Toth did not receive compensation for his service as a director or as Chairman of the Board. Mr. Toth's compensation as an executive officer of the Company is fully reflected in the 2013 Summary Compensation Table above.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Michael Chesser	49,000	(2)	60,000	109,000
Charles L. Cooney	50,500	(3)	60,000	110,500
William Dries	53,000	(4)	60,000	113,000
Frederick C. Flynn, Jr.	64,000	(5)	60,000	124,000
Michael Graff	50,000	(6)	60,000	110,000
Christopher J. Kearney	50,500	(7)	60,000	110,500
David A. Roberts	55,500	(8)	60,000	115,500

(1)
Consists of awards of 1,648 shares of restricted stock granted to each Non-Employee Director on February 25, 2013 under the Polypore International, Inc. 2007 Stock Incentive Plan. The valuation of these shares was based on the grant date-fair value of the shares calculated pursuant to ASC 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2014 for additional information about the 2007 Stock Incentive Plan. Non-employee directors have the following unvested stock awards outstanding as of December 28, 2013:

•
Michael Chesser: 2,231 shares

•
Charles L. Cooney: 3,057 shares

•
William Dries: 3,057 shares

•
Frederick C. Flynn, Jr.: 3,057 shares

•
Michael Graff: 2,936 shares

  •
  Christopher J. Kearney: 1,865 shares

  •
  David A. Roberts: 2,936 shares

(2)
Fees for Mr. Chesser consisted of $40,000 annual retainer and $9,000 in meeting attendance fees.

(3)
Fees for Professor Cooney consisted of $40,000 annual retainer and $10,500 in meeting attendance fees.

(4)
Fees for Mr. Dries consisted of $40,000 annual retainer, $5,000 Nominating and Governance Committee chair fee and $8,000 in meeting attendance fees.

(5)
Fees for Mr. Flynn consisted of $40,000 annual retainer, $15,000 Audit Committee chair fee and $9,000 in meeting attendance fees.

(6)
Fees for Mr. Graff consisted of $40,000 annual retainer and $10,000 meeting attendance fees.

(7)
Fees for Mr. Kearney consisted of $40,000 annual retainer and $10,500 meeting attendance fees.

(8)
Fees for Mr. Roberts consisted of $40,000 annual retainer, $5,000 Compensation Committee chair fee and $10,500 in meeting attendance fees.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF
PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF STOCKHOLDERS

        If a stockholder wants to include a proposal in our Proxy Statement and form of proxy for presentation at our 2015 Annual Meeting of Stockholders, the proposal must be provided in the manner set forth in Exchange Act Rule 14a-8 and received by us at our principal executive offices at 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591 by December 8, 2014. The proposal should be sent to the attention of the Secretary of the Company.

        Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders outside of Exchange Act Rule 14a-8 (and therefore not for inclusion in our proxy materials for such Annual Meeting of Stockholders). These procedures provide that nominations for director nominees or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2015 Annual Meeting of Stockholders between February 12, 2015 and March 14, 2015; except that in the event that the 2015 Annual Meeting is held before April 13, 2015 or after July 12, 2015, we must receive your notice no earlier than the 90th day prior to the 2015 Annual Meeting date and not later than the close of business on the later of (a) the 60th day prior to the 2015 Annual Meeting date, and (b) the 10th day following the day we announce the date of the 2015 Annual Meeting.

        The chairman of the 2015 Annual Meeting may refuse to allow the transaction of any business, or refuse to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

        The Board is not aware of any matters that are expected to come before the 2014 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the 2014 Annual Meeting, the proxies intend to vote in accordance with their best judgment.

        Whether or not you plan to attend the 2014 Annual Meeting, please vote. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

DIRECTIONS TO MEETING LOCATION

Driving Directions from the Charlotte Douglas International Airport:

        Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Turn right onto John J Delaney then right onto Brixham Hill Avenue. Ballantyne Business Center is located in the Hixon building located in the middle building of the three building court at the end of the drive (13850 Ballantyne Corporate Place).

Appendix A

POLYPORE INTERNATIONAL, INC.

2007 STOCK INCENTIVE PLAN

(Amended and Restated Effective as of May 13, 2014)

        1.    Purpose and Effective Date.

        (a)    Purpose of the Plan.    The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its Affiliates, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

        (b)    Original Effective Date.    The Plan was initially adopted by the Board on June 22, 2007 and effective as of the date upon which the Company commenced its initial public offering pursuant to an effective registration statement, which was June 28, 2007.

        (c)    Restatement Effective Date.    The Plan was previously amended and restated as of November 30, 2011 and this amendment and restatement shall be effective as of May 13, 2014, subject to approval by the Company's stockholders.

        2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Affiliate" means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

          (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, cash or Stock-based Performance Award or other Stock-based award granted under the Plan.

          (c)   "Award Agreement" means an agreement between the Company and a Participant, including an Option Agreement or Restricted Stock Agreement, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cause" means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) fraud or embezzlement on the part of Participant in the course of his or her employment or services, (ii) personal dishonesty or acts of gross negligence or gross misconduct, which, in each case, is demonstrably and materially injurious to the Company or any of its Affiliates (iii) a Participant's intentional engagement in conduct that is materially injurious to the Company or any of its Affiliates, (iv) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the reputation or business of the Company or any of its Affiliates; (v) public or consistent drunkenness by a Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its Affiliates or which impairs, or could reasonably be expected to impair, the performance of a Participant's duties to the Company or any of its Affiliates; or (vi) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, unless such failure did not occur in bad faith and is cured promptly after written notice of such failure is given to the Participant by such superior officer or the Board, or such direction otherwise constitutes Good Reason. In the event there is an employment agreement between a Participant and the Employer defining Cause, "Cause" shall have the meaning provided in such agreement.

          (f)    "Change in Control" means:

              (i)  a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and l4(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, or an employee benefit plan maintained by the Company or any of its Affiliates, directly or indirectly acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition;

             (ii)  the date upon which individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (iii)  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are defined in Sections l3(d)(3) and 14(d)(2) of the Exchange Act) other than the Company's Affiliates.

        Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a "change in control event" pursuant to the definition of such term in Section 409A of the Code.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (h)   "Committee" means the Board or such other committee appointed by the Board consisting of two or more individuals.

          (i)    "Company" means Polypore International, Inc., a Delaware corporation.

          (j)    "Covered Employee" means an individual who is considered a "covered employee" within the meaning of Section 162(m) of the Code.

          (k)   "Disability" means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, "Disability" shall have the meaning provided in such agreement.

          (l)    "Effective Date" means the date upon which the Company commenced an initial public offering pursuant to an effective registration statement.

          (m)  "Eligible Person" means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

          (n)   "Employer" means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (p)   "Expiration Date" means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

          (q)   "Fair Market Value" means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the applicable date is not a trading day, the trading day immediately following the applicable date. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

          (r)   "Full Value Award" means any Award of Restricted Stock, Restricted Stock Units or other Stock-based Awards made under the Plan.

          (s)   "Option" means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Options under the Plan are not intended to qualify as "incentive stock options" meeting the requirements of Section 422 of the Code.

          (t)    "Option Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

          (u)   "Participant" means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

          (v)   "Performance Award" means an Award granted under Section 10, which is subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion.

          (w)  "Performance Goals" means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant's receipt of a Performance Award, as described in Section 10(c) hereof.

          (x)   "Performance Period" means the period designated by the Committee during which the Performance Goals with respect to a Performance Award shall be measured.

          (y)   "Plan" means this Polypore International, Inc. 2007 Stock Incentive Plan, as amended from time to time.

          (z)   "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Regulation 1.162-27(e) under Section 162(m) of the Code.

          (aa) "Restricted Stock" means Stock granted to a Participant under Section 7 hereof that is subject to certain restrictions and to a risk of forfeiture.

          (bb) "Restricted Stock Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Stock or Restricted Stock Units.

          (cc) "Restricted Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Section 7 hereof.

          (dd) "Securities Act" means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (ee) "Stock" means the Company's Common Stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.

          (ff)  "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6 hereof.

          (gg) "Substitute Award" means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

        3.    Administration.

        (a)    Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, or reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

        (b)    Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a "Qualifying Committee") and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a Qualifying Committee, or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

        (c)    Delegation.    To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

        4.    Shares Available Under the Plan.

        (a)    Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (A) 4,751,963 plus (B) effective May 13, 2014, 1,500,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares, treasury shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase, all as determined by the Company from time to time.

        (b)    Share Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award, subject to the following provisions:

            (i)  Any shares of Stock granted in connection with Options and SARs shall be counted against the limit in Section 4(a) as one share for every one Option or SAR awarded; and any shares of Stock granted in connection with Full Value Awards shall be counted against the limit in Section 4(a) as 2.0 shares of Stock for every one share of Stock granted in connection with such Award.

           (ii)  To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. For purposes of this Section 4(b)(ii), the following share counting rules shall apply: (A) for an Option or SAR, one share of Stock shall be added back for every one such Option or SAR that is canceled, forfeited, settled in cash or otherwise terminated; and (B) for a Full Value Award, 2.0 shares of Stock shall be added back for every one share of Stock in connection with such Full Value Award that is canceled, forfeited, settled in cash or otherwise terminated.

          (iii)  For Options and SARs, the full number of shares of Stock with respect to which the Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the exercise price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the exercise price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above.

          (iv)  The following share counting provisions shall apply if a Participant satisfies any tax withholding requirement with respect to an Award by either tendering previously owned shares or having the Company withhold shares: (A) with respect to Options and SARs, such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above; and (B) with respect to Full Value Awards, 2.0 shares of Stock shall be added back for every one share of Stock in connection with such Full Value Award that is surrendered to satisfy such tax withholding requirements.

           (v)  Any Substitute Award shall not be counted against the number of shares reserved under the Plan.

        (c)    Individual Limitations.    Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code: (i) the maximum number of shares of Stock with respect to which Options and SARs may be granted to any individual in any one calendar year shall not exceed 1,000,000; (ii) the maximum number of shares of Stock with respect to which share-based Performance Awards (whether such Performance Awards may be settled in shares of Stock and/or cash) may be granted to any individual in any one calendar year shall not exceed 1,000,000; and (iii) the maximum cash payment that may be made to any individual in any one calendar year pursuant to any cash-based Performance Award shall not exceed $3,000,000. The share limitations in this Section 4(c) shall be subject to adjustment pursuant to Section 11 to the extent such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code.

        5.    Options.

        (a)    General.    Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

        (b)    Term.    The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (c)    Exercise Price.    The exercise price per share of Stock covered by an Option shall be set by the Committee at the time of grant, provided that the exercise price may not be less than the Fair Market Value per share of Stock on the date of grant, except in the case of Substitute Awards.

        (d)    Payment for Stock.    Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier's check; (ii) by delivery of a notice of "net exercise" to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; (iii) by delivery of shares of Stock having a value equal to the exercise price; or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

        (e)    Vesting.    Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant's termination of employment or services with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

        (f)    Transferability of Options.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee, provided, that no Option will be transferred for value.

        (g)    Termination of Employment or Service.    Except as may otherwise be provided by the Committee in the Option Agreement or as otherwise determined by the Committee:

            (i)  If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant's death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

           (ii)  If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer terminates by reason of such Participant's death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant. In the event of a Participant's death, the Options shall remain exercisable by the person or persons to whom a Participant's rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

          (iii)  If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer is terminated by the Employer for Cause (including a determination by the Employer after the Participant has terminated employment or other service that the Employer would have had Cause as of the date of termination), all Options (whether or not vested) shall immediately expire as of the date of such termination.

        Notwithstanding the foregoing, any outstanding Options held by a Participant whose employment or service, as applicable, with the Employer terminates by reason of such Participant's termination by the Employer without Cause or retirement may become or remain exercisable on such terms and conditions provided by the Committee.

        6.    Stock Appreciation Rights.

        (a)    General.    A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR exercise price, as determined by the Committee. The Award Agreement for a SAR shall specify the SAR exercise price, which shall be fixed on the grant date as not less than the Fair Market Value of a share of Stock on that date (except those that constitute Substitute Awards).

        (b)    Term of SARs; Other Terms.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or other service or upon other conditions, the method of exercise, and any other terms and conditions of any SAR.

        (c)    Transferability of SARS.    A SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, SARs shall be transferable to the extent provided in the

SAR Award Agreement or otherwise determined by the Committee, provided, that no SAR will be transferred for value.

        (d)    Payment Upon Exercise.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Committee) an amount determined by multiplying:

  (i)
  the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR exercise price; by

  (ii)
  the number of shares of Stock with respect to which the SAR is exercised.

        7.    Restricted Stock and Restricted Stock Units.

        (a)    General.    Restricted Stock and Restricted Stock Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical.

        (b)    Rights of Holders of Restricted Stock.    Subject to the restrictions set forth in Section 7(c), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant's Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant's account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

        (c)    Restrictions on Transfer.    In addition to any other restrictions set forth in a Participant's Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock.

        (d)    Certificates.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

        (e)    Rights of Holders of Restricted Stock Units.    Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Restricted Stock Agreement. The Restricted Stock Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for "short term deferrals" under Section 409A of the Code or (ii) otherwise within the requirements of Section 409A of the Code, in which case the Restricted Stock Agreement shall specify upon which events such Restricted Stock Units shall be settled. Unless otherwise stated in the applicable Restricted Stock Agreement and subject to Section 9, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Agreement. In addition to any other restrictions set forth in a Participant's Restricted Stock Unit Agreement, until such time that the Restricted Stock Units have vested pursuant to the terms of the

Restricted Stock Unit Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units.

        (f)    Termination of Employment or Service.    Except as may otherwise be provided by the Committee in the Restricted Stock Agreement or as otherwise determined by the Committee, if, prior to the time that the Restricted Stock or Restricted Stock Units have vested, a Participant's employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Award shall cease; (ii) in the case of Restricted Stock, as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination; and (iii) in the case of Restricted Stock Units, the Participant's rights with respect to the unvested Restricted Stock Units shall be immediately canceled and forfeited for no consideration.

        8.    Other Stock-Based Awards.

        The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of each other Stock-based Award shall be evidenced by an Award Agreement, which agreements need not be identical. In addition to any other restrictions set forth in a Participant's Restricted Stock Unit Agreement, until such time that the conditions of the Stock-based Award have been met, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Stock-based Award. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the conditions on the Stock-based Award.

        9.    Dividends and Dividend Equivalents

        If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award which is subject to the achievement of performance criteria be payable before the Award has become earned and payable.

        10.    Performance Awards.

        (a)    Performance Awards.    Subject to the terms of the Plan (including the limits in Section 4(c)), the Committee may designate an Award of Restricted Stock, Restricted Stock Units or other Stock-based award as a share-based Performance Award, or may designate an Award as a cash-based Performance Award, in each case based upon a determination that the Participant is or may become a Covered Employee and the Committee wishes such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. Performance Awards shall be contingent upon the attainment of one or more Performance Goals. The provisions of this Section 10 shall control to the extent inconsistent with Sections 7 and 8 and such Performance Awards shall be subject to the terms and conditions set forth below.

        (b)    Award Agreement.    Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Stock or amount of cash opportunity to which the Performance Award pertains (if applicable), the Performance Goals applicable to such Performance Award, the length of the Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

        (c)    Performance Goals.    The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code, provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net income; pre-tax operating income; earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation, and amortization); profits (including gross or net profits, after-tax profits or pre-tax profits); revenues; financial return ratios; total stockholder return; enterprise value; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; return on assets (gross or net); return on capital; sales; expense measures (including levels of operating expense and expense reduction levels); debt levels (including borrowing capacity); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; reduction of debt; debt rating; consummation of equity offerings; contractual compliance (including obtaining waivers of non-compliance or amendments of contractual covenants); measures of customer satisfaction; growth in assets, sales, or market share; gross or operating margins; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographical business expansion goals, cost targets or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company and/or its Affiliates, based on one or more Affiliates, divisions, business units or subsidiaries, or based on any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant's individual performance with respect to any of the foregoing criteria. The Committee may adjust or modify Performance Goals for a Performance Period if the Company is involved in a merger, acquisition or divestiture transaction that has any material effect on the Performance Goals established at the time of grant only to the extent that such adjustment or modification would not affect the status of any Performance Award intended to qualify as performance-based compensation under Section 162(m) of the Code.

        Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by comparison to a pre-established target, to previous years or to other companies or other external measures, including peer companies or an index), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Performance Goals, the Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year or quarterly report for the applicable quarter;

(iii) the effect of currency fluctuations or foreign exchange rates; (iv) litigation or claim expenses, judgments or settlements; or (v) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.

        The Committee also may establish subjective Performance Goals for Participants, but the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

        (d)    Payment.    Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. Notwithstanding the satisfaction of any Performance Goals, the Committee may, in its discretion, reduce the number of shares or amount paid under a Performance Award based on such criteria as it determines (including, but not limited to, individual merit).

        (e)    Code Section 162(m).    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be performance-based compensation under Section 162(m) of the Code.

        11.    Adjustment for Recapitalization, Merger, etc.

        (a)    Capitalization Adjustments.    The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

        (b)    Corporate Events.    Notwithstanding the foregoing, except as may otherwise be provided in an Award Agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each of (i), (ii), (iii) or (iv), a "Corporate Event"), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of (A) Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero, and (B) "performance vested" Awards shall be entitled to consideration in respect of cancellation of such Awards to the greater of (i) the target number of shares of Stock to be awarded upon achievement of the performance criteria; or (ii) the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in the form of such other consideration necessary for a holder of an Award to receive property, cash or securities (or a combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price).

        (c)    Fractional Shares.    Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

        12.    Forfeiture and Clawback Events.

        (a)   An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, upon the occurrence of certain events (including, but not limited to, termination of employment or service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or termination of employment or service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant's rights and benefits with respect to an Award will be subject to reduction, forfeiture or recoupment, including without limitation, that the Participant will forfeit and/or the Company will reduce or recoup:

            (i)  any and all Awards granted to the Participant under the Plan, including Awards that have become vested and exercisable; and/or

           (ii)  the profit the Participant has realized on the exercise of any Options, as specified in an Award Agreement.

        (b)   Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

        13.    Use of Proceeds.

        The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

        14.    Rights and Privileges as a Stockholder.

        Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

        15.    Employment or Service Rights.

        No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

        16.    Compliance With Laws.

        The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        17.    Withholding Obligations.

        As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

        18.    Amendment of the Plan or Awards.

        (a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan; provided, however, that any such amendment shall be subject to stockholder approval to the extent that stockholder approval is necessary to satisfy applicable requirements of the Code (including, but not limited to Section 162(m) thereof), the requirements of any securities exchange or quotation systems on which the Stock may be listed or quoted or any other applicable law or regulation.

        (b)    Amendment of Awards.    The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

        (c)    No Repricing.    Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

        19.    Termination or Suspension of the Plan.

        The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan was most recently approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        20.    Miscellaneous.

        (a)    Participants Outside of the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 20(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

        (b)    No Liability of Committee or Board Members.    No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (c)    Payments Following Accidents or Illness.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (d)    Compliance with Code Section 409A.    It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. To the extent an Award does not provide for a deferral of compensation (within the meaning of Section 409A of the Code), but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment or other service with the Company shall instead be paid on the first payroll date after the six-month anniversary of such termination of employment or other service (or the Participant's death, if earlier). Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

        (e)    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

        (f)    Funding.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        (g)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

        (h)    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYPORE INTERNATIONAL, INC. 11430 NORTH COMMUNITY HOUSE ROAD, SUITE 350 CHARLOTTE, NORTH CAROLINA 28277 2014 ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints LYNN K. AMOS and JOHN J. O’MALLEY, and each of them, as proxy holders with full power of substitution, to represent and to vote on behalf of the undersigned all of the stock of Polypore International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 13, 2014 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following: (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF POLYPORE INTERNATIONAL, INC. May 13, 2014 Please mark, sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON ITEM 1, AND “FOR” ITEMS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Class I Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below) Nominees: Michael Graff Christopher J. Kearney INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here 2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2014: FOR AGAINST ABSTAIN 3. Approval of the Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan: FOR AGAINST ABSTAIN 4. Advisory Vote to Approve Named Executive Officer Compensation: FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this Proxy will be voted “FOR ALL NOMINEES” on item 1, “FOR” items 2, 3 and 4, and with respect to any other business as may properly be brought before the 2014 Annual Meeting of Stockholders and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters. Please return your executed form as soon as possible in the envelope provided to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature Date Signature (if held jointly) Date Note Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, both holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.